Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Exhibit 3.1

BYLAWS1

CHAPTER ONE

CORPORATE NAME, DOMICILE, PURPOSE, TERM

AND NATIONALITY

ARTICLE ONE. - Corporate Name. - The Company is named “GRUPO AEROMEXICO”, and it must always be followed by the words “SOCIEDAD ANONIMA BURSATIL DE CAPITAL VARIABLE”, or its abbreviation “S.A.B. DE C.V.” (the “Company”).

ARTICLE TWO. - Domicile. - The domicile of the Company is Mexico City. The Company may establish offices, workshops, plants, warehouses, agencies or branches in any other place of the United Mexican States (“Mexico”) or abroad. The designation of conventional domiciles shall not mean, in any way, a change to the corporate domicile.

ARTICLE THREE. - Corporate Purpose. - The purpose of the Company is:

(a). - To promote, incorporate, organize, exploit and participate in the capital and assets of all types of commercial or civil companies, associations or industrial companies, commercial or service companies, or of any other kind, both domestic and foreign, and to participate in their administration or liquidation;

(b). - Acquire, under any legal title, shares, interest, or equity interest, in any type of commercial or civil companies, either being part thereof during their incorporation, or subsequently, as well as to sell, transfer, negotiate such shares, interest or equity interest, including all types of credit instruments;

(c). - Provide, hire and receive all types of technical, consultancy and advisory services, and execute contracts or agreements for the performance of such purposes;

(d). - Assume any obligation on its own or through third parties, issue, subscribe, endorse, grant and object to all types of credit instruments, provide grantors, surety bonds, security interest, personal guarantees, on its own or through third parties, to assume joint and several obligations, and subscribe any other title or document allowed by law, with the participation, if applicable, of national and foreign persons and institutions, if required by law;

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Note: These bylaws are subject to the authorizations of the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), or the CNBV, and General Office of Foreign Investment (Dirección General de Inversiones Extranjeras), or the DGIE. Such authorizations are expected to be obtained on or prior to the closing of the offering. Material changes may be requested from any of the CNBV or the DGIE.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(e). - Acquire, issue and offer securities to the public, under applicable provisions;

(f). - Acquire, dispose of, lease, sublease and grant rights of use, enjoyment and disposal, and in general the use of any property, real estate or other, including the components and accessories thereof;

(g). - Execute any contract and agreement with local, municipal or federal governments and authorities, with any legal entity, either private or public, including the affiliates and subsidiaries of the Company, and with national or foreign individuals;

(h). - Execute transactions with all types of securities and derivative financial transactions;

(i). - Register, purchase, lease, assign, renew, verify the use and dispose of brands, patents, certificates of invention, commercial names, industrial drawings, commercial notices, registration of models, copyright, inventions and processes;

(j). - Establish, lease, operate and own, plants, workshops, warehouses, offices, facilities and agencies in Mexico or abroad;

(k). - Act as commission agent or mediator, and accept the performance of negotiations of any kind;

(l). - Take insurance with national or foreign companies;

(m). - Participate in any type of bids, either national or international, even those performed through electronic means, of the Federal Government, local or municipal governments, autonomous or decentralized public bodies, as well as any entity or agency thereof; and

(n). - In general, perform all types of acts, execute all types of contracts and agreements, as well as transactions of any nature under applicable laws.

ARTICLE FOUR. - Term. - The term of the Company is indefinite.

ARTICLE FIVE. - Nationality.

The Company is Mexican.

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Shareholders may be Mexican or of any other nationality. Current or future foreign shareholders of the Company formally convey with the Ministry of Foreign Affairs (Secretaría de Relaciones Exteriores)and the Ministry of Economy (Secretaría de Economía) to be considered as national, with respect to the shares of the Company that they acquire or that they hold in property, as well as the assets, rights, concessions, participation, or interest owned by the Company, or of the rights and obligations derived from agreements with Mexican authorities in which the Company is a party, and , as a consequence thereof, not to invoke the protection of their government, otherwise under the penalty of losing, in benefit of the Mexican Nation, the shares issued by the Company they may have acquired. The agreement set forth in this article shall be deemed as agreed with the Ministry of Foreign Affairs and the Ministry of Economy by virtue of the mere fact of being included in these bylaws.

CHAPTER TWO.

CAPITAL STOCK, AMENDMENTS TO THE CAPITAL STOCK AND SHARES

ARTICLE SIX – Capital Stock; Neutral Investment.

I. Capital Stock. a) The capital of the company is variable. b) The minimum fixed capital stock is $23,861.68 (TWENTY-THREE THOUSAND EIGHT HUNDRED AND SIXTY-ONE PESOS 68/100), represented by FIVE THOUSAND (5,000) shares with no par value.

c) The minimum or fixed and variable capital stock is represented by “special” shares (which specialty is considered only for purposes of the Foreign Investment Law), of the same series, which shall be registered, without par value, of free subscription, identified as series (Sole), which shall represent one hundred percent of the shares of the Company, which may be subscribed or acquired by individuals or legal entities.

d) Given that the Company is a publicly listed stock corporation, governed by the Securities Market Law, and that consequently the right of withdrawal set forth in the last paragraph of article fifty (50) of the Securities Market Law is not granted to the shareholders, it is hereby agreed that there will be no distinction between shares representing fixed and variable capital for such purposes. The Company shall disclose the amount of its fixed minimum capital and paid capital in the share certificates or provisional certificates.

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e) Each year, at the annual general ordinary shareholders’ meeting, the Board of Directors shall inform to the meeting: (i) the number of shares that the Company had purchased and if they have been listed again; (ii) the capital amount, within the minimum and maximum authorized; (iii) the number of outstanding shares at closing of the previous fiscal year; and (iv) the use it has made of the authority granted by this clause. This obligation is independent of the disclosure obligations to which the company is subject. II. Neutral Investment. a) Regulatory Framework.- It is an important reason of the will of the Company and its Shareholders that the bylaws and the shareholding of the Company shall be in full compliance with the laws, regulations and rules in general on foreign investment matters (the “Regulatory Framework”). In view of the above:

(i) Interpretation according to the Regulatory Framework. - Regardless of the literality or the context, these Bylaws in general, and each of its provisions, specifically, shall be interpreted in a manner such that they conform to a greater extent to the Regulatory Framework;

(ii) Invalid Stipulations. - Furthemore, in the event that any provision of these bylaws would be contrary to the Legal Framework, such provision shall be void only in respect to the contradiction of the Legal Framework and, if necessary, shall be replaced by other provision which is consistent with that Legal Framework, and to which retroactive effects will be given;

(iii) Cooperation. - Additionally, the shareholders and the Company undertake to cooperate with the purpose of complying with the Regulatory Framework at all times, including without limitation, modifying these Bylaws as necessary;

(iv) Consistent Performance. - Shareholders undertake to perform all the necessary or convenient acts within their reach, in order for these Bylaws not to be considered contrary to the Regulatory Framework, and to refrain from performing those acts that could result in these Bylaws being considered as contrary to the Regulatory Framework; and

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(v) Hierarchy. - The contents of this subparagraph of Article Six shall prevail over any other provision of these bylaws.

b) Neutral Shares. In the event that, at any time, there are shareholders who have the character of “Foreign Investors” or that are Mexican companies with majority of foreign-owned capital or controlled by foreign investment (as such terms are defined in Article 2 of the Foreign Investment Law) (the “Foreign Shareholders”), shares owned by such shareholders shall, automatically and without need of any further act, be considered as “neutral investment” and shall only grant to their holders the rights stated herein below:

(i) Minority Rights - To the extent that the percentages required by the Securities Market Law are met, the minority rights conferred by the Securities Market Law including the following minority rights:

(w). Right to exercise the liability action set forth under article 38 of the Securities Market Law;

(x). Pursuant to article 50 of the Securities Market Law, right to: (a) designate and revoke a member of the Board of Directors, (b) demand the call for a general shareholders’ meeting, and (c) request a voting deferral regarding any matter of which they do not consider themselves sufficiently informed;

(y). Pursuant to article 51 of the Securities Market Law, right to judicially oppose to the resolutions of the general shareholders’ meeting; and

(z). Right to exercise the liability action set forth under article 52 of the Securities Market Law.

(ii) Ordinary and Extraordinary Meetings. - Without prejudice to the rights conferred in Items (i) above and (iii) below, the right to appear at ordinary and extraordinary shareholders’ meetings (including those extraordinary meetings at which it is intended to resolve with respect to the provisions of Article 108 (one hundred and eight) of the Securities Market Law) and Article 47 (forty-seven)

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of the Securities Market Law, and at any shareholders’ meeting (whether ordinary or extraordinary) at which it is intended to resolve to increase or reduce the capital stock of the Company) and to vote the shares owned by it up to a maximum (individually and in the aggregate in respect of all the Foreign Shareholders attending the relevant meeting) equivalent to 49% of the voting shares represented at the meeting owned by shareholders who are not Foreign Shareholders (the “Maximum Percentage”).he remaining shares owned by Foreign Shareholders that exceed the Maximum Percentage and in respect of which voting rights have been exercised by Foreign Shareholders, will be considered voted in the same sense in which the majority of the shares owned by Mexican shareholders vote. For these purposes, in the event that more than one Foreign Shareholder intends to exercise its right to vote pursuant to this paragraph, the Foreign Shareholders may exercise their right up to the proportional part of the Maximum Percentage that corresponds to them with respect to the rest of the Foreign Shareholders appearing at the meeting.

(iii) Special Cases. - The right to appear and vote at any shareholders’ meeting (whether ordinary or extraordinary) at which matters that may affect the rights of such Foreign Shareholders are to be discussed. The shares representing “neutral investment” will not be computed for purposes of determining the amount of the foreign investment participation in the capital stock of the Company under the terms of the Foreign Investment Law. In the event that such shares representing a neutral investment are transferred to a shareholder other than a Foreign Shareholder, such shares will automatically and without the need for any subsequent act, be considered as shares with full voting rights. Shares owned by foreign shareholders, whether or not they constitute “neutral investment”, may in no case exceed 90% of the shares representing the capital stock of the Company. Shares in excess of such 90% must, at all times, be in the hands of Mexican investment either through Mexican

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

individuals, Mexican corporations with a foreigners’ exclusion clause or with a majority of Mexican capital and controlled by Mexican capital and/or vehicles (trusts) that derive benefits to Mexican individuals, Mexican corporations with a foreigners’ exclusion clause or with a majority of Mexican capital and controlled by Mexican capital.

c) Information to the General Directorate of Foreign Investment and the National Registry of Foreign Investments.- The Company shall provide to the General Directorate of Foreign Investment (“DGIE”) and to the National Registry of Foreign Investments (“RNIE”) any information requested therefrom within the Regulatory Framework, from time to time, by said authorities, to verify compliance with the provisions of these bylaws, and within the next 30 calendar days after each meeting, but in any case, at least once a year: (i) information about the participation percentage of Foreign Shareholders in the capital of the Company on the date when the aforementioned certificates have been received; and (ii) information about the participation of Grupo Aeroméxico in its different subsidiaries.

Additionally, the Company shall provide to the DGIE the number of shares subject matter of all share transfers authorized by the Board of Director, in accordance with the limitations established in these bylaws, within the next 30 calendar days as of the authorization date.

III. Control. The control of the Company shall always be in charge of Mexican individuals, Mexican legal entities with foreign exclusion clause, or with a majority of Mexican capital, and controlled thereby, and/or by vehicles (trusts) that result in benefits for Mexican individuals, Mexican companies with foreign exclusion clause, or with a majority of Mexican capital and controlled thereby; therefore, the Company shall inform and guarantee, through the necessary statutory or contractual mechanisms, that the control may not be transferred, at any time, and under any circumstances, to foreign investors, individually or collectively, de jure or de facto, in any way, as provided in the last paragraph of Article 4 and in Article 7, fraction III, and the last paragraph of the same Article of the Foreign Investment Law.

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It shall be considered that a trust represents Mexican investment when at least fifty-one percent (51%) of its benefits are for Mexican individuals (directly or through funds or investment companies specialized in retirement funds, incorporated in Mexico, which ultimate beneficiaries represent at least fifty-one percent (51%) of Mexican individuals), (ii) Mexican companies with foreign exclusion clause, or (iii) Mexican companies with foreign admission clause, but with a majority of Mexican capital, and controlled thereby, a situation that must be proven before the relevant corporate bodies.

The foregoing shall be proven in the following way: (i) in the case of individuals, with a document that proves their nationality; (ii) in the case of legal entities, with foreigner exclusion clause, with their valid corporate bylaws that establish said clause; (iii) in the case of legal entities with a majority of Mexican capital and controlled thereby, through their valid corporate bylaws, and a certificate of their shareholding, issued by the person empowered therefor (and they shall have to add the public instrument that proves said situation); and (iv) in the case of trusts, through the trust agreement, and a certificate from the trustee, the technical committee, or the relevant trust manager, proving that the control of the trust and, at least, 51% of the benefits of said trust result to the benefit of Mexican investment (i.e., Mexican individuals, Mexican legal entities with foreigner exclusion clause, or with foreigner admission clause, but with a majority of Mexican capital, and controlled thereby, according to the scope of applicable provisions in the Foreign Investment Law and its Regulations).

It shall only be considered as Mexican investment the one made by shareholders that comply with the requirements established in the previous paragraphs. In case that the Company does not have information to determine the quality of the investment as Mexican,

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

or if all the requirements provided in the previous paragraphs are not met, it shall be considered as neutral investment, and its participation in the company shall be governed under such terms. Mexican shareholders shall be Mexican individuals, Mexican legal entities with foreigner exclusion clause, or with foreigner admission clause, but with a majority of Mexican capital, and controlled thereby, or trusts or vehicles that prove that they represent Mexican investment, as provided in the previous paragraph.

In addition to the obligations and limitations to which the Company is subject pursuant to the Regulatory Framework and before the DGIE, RNIE and other competent regulatory authorities, and without prejudice to the provisions of the preceding sections of this Article Sixth and other applicable provisions of these bylaws, the Company acknowledges its obligations, as issuer of the shares representing its capital stock, to observe and enforce compliance with the Joint Plan of Reorganization of the Company and its annexes, and its implementation, pursuant to the Plan itself, entered under the restructuring proceeding to which the Company was subject under Chapter 11 of the Bankruptcy Code of the United States of America (Chapter 11 of the Bankruptcy Code), which was duly approved by the United States Bankruptcy Court Southern District of New York through a Confirmation Order dated February 4, 2022, which became effective on March 17, 2022, including, without limitation, the provisions of Article IV of the Plan, including, without limitation, Sections 4.12 and 4.13, regarding the implementation of corporate governance rights of shareholders, which provisions are at all times in accordance with any and all additional obligations of the Company under the Regulatory Framework, including, without limitation, its obligations, limitations and restrictions in foreign investment matters derived from the authorizations, permits and federal concessions granted to the Company to carry out its corporate purpose.

ARTICLE SEVEN. - Limitations to the acquisition of shares.

I. - Measures to prevent the acquisition of shares.

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As provided in Article 48 of the Securities Market Law, it is established as a measure intended to prevent the acquisition of shares conferring control of the Company by third parties or by the shareholders, either directly or indirectly, and according to Article 130 of the General Business Corporations Law, that each share transaction in which a person or group of persons seeks to accumulate, in one or several transactions, simultaneous or successive, two point five percent (2.5%) or more of the outstanding shares of the Company, including those cases that already have a two point five percent (2.5%) shareholding or more, requires prior approval of the Board of Directors (provided that approval of any acquisition by direct or indirect competitors of the Company or its subsidiaries or affiliates, requires approval of at least seventy-five percent (75%) of the directors devoid of conflict of interest). In this regard, in accordance with the provisions of Article 7, Section III, and other relative and applicable provisions of the Foreign Investment Law, the control of the Company must be held by the Mexican investment, so that any voting mechanism or association that may imply the granting of control to the foreign or neutral investment will be null and void.

The provisions of the previous paragraph apply without limitation to: (i) the purchase or acquisition, through any title or means, of (y) shares representing the capital stock of the Company, or (z) other securities or equivalent rights, including without limitation, ordinary participation certificates, which underlying value are shares issued by the Company, share deposit receipts, or any other document that represents rights over shares of the Company, or with respect to shares issued in the future (the “Equivalent Securities”); (ii) the purchase or acquisition of any kind of rights corresponding to the holders of the shares, or of shares issued in the future; (iii) any contract, agreement or legal instrument that seeks to limit, or results in the transfer of any of the rights and authority corresponding to the shareholders of the Company, including

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instruments or derivative financial transactions that may be settled in kind, as well as acts that imply the loss or limitation of the voting rights granted by the shares representing the capital stock of the Company, and (iv) purchases or acquisitions intended to be made by one or more interested parties, acting jointly or being related, de jure or de facto, to make decisions as a group, association of persons, or consortiums.

Prior favorable written agreement of the Board of Directors, referred to in this Article, shall be required, in all cases and without relevance of whether the purchase or acquisition of shares, securities and/or rights is to be performed within or outside the securities market, directly or indirectly, through any other form or legal act, in one or more transactions of any legal nature, simultaneously or successively, in Mexico or abroad. The prior and written favorable agreement of the Board of Directors will also be required for the execution of agreements, contracts and any other legal acts of any nature, verbal or in writing, by virtue of which mechanisms or partnership agreements to vote are adopted or formed, to be exercise voting rights in one or more meetings of shareholders of the Company, whenever the number of grouped votes results in a number equal to or greater than any percentage of the total capital stock of the Company that is equal to higher than 2.5% (two point five percent) or other multiple of 2.5% (two point five percent) of the capital stock. It shall not be understood as an agreement of this nature the agreement made by shareholders individually or jointly, on a temporary basis and with respect to one or several shareholders’ meetings, in order to: (i) appoint minority Directors; (ii) require the Chairman of the Board of Directors or the Audit and Corporate Practices Committee to call a shareholders’ meeting; and (iii) request a one time deferral, for 3 (three) calendar days and without new call, to vote on any matter with respect to which they not considered to be sufficiently informed, shall not be considered an arrangement of the nature herein described. Such agreements would be subject to the provisions of the Securities Market Law and will not be enforceable against the Company in detriment of other shareholders or equity interests or business of the Company.

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The written request for acquisition or the voting agreement, must be submitted by the interested party or parties to the consideration of the Board of Directors of the Company, and it must be delivered to the chairperson of the Board of Directors, with a copy to the secretary, in the understanding that in case it is false, applicants and their representatives shall incur in the relevant criminal sanctions, shall be responsible for the damages they cause, including non-pecuniary damage, that they cause the Company, its subsidiaries and affiliates, the corresponding request shall cease to be considered, and any approval, acquisition or agreement obtained based on false information shall be retroactively null and void by operation of law, and the defaulting party shall be obliged, and the Company shall have the right, to take the necessary measures to cancel the corresponding transaction. Said request must include at least, without limitation, the following information, which shall be provided under affirmation: (i) the number and series of the shares involved, and the legal nature of the act or acts intended to be performed; (ii) applicants identity and nationality, stating if they act on their own or on behalf of others, whether as principals, shareholders, commission agents, trustees, trustors, beneficiaries, members of the Technical Committee or its equivalent, third-party agents, if they act in representation or not of third parties, or third parties in Mexico, or abroad, and if they are within the definition of “Foreign Shareholder” contained in these bylaws; (iii) the identity and nationality of the partners, shareholders, principals, trustees, trustors, beneficiaries, members of the Technical Committee or its equivalent, assignees and applicants’ agents, in Mexico or abroad; (iv) the identity and nationality of those who control the applicants, directly or indirectly, through commission agents, trustees, trustors and other entities or affiliated persons in paragraphs (i) and (ii) above; (v) who among

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those previously mentioned are spouses, or are relatives by blood, affinity, or by adoption, up to the fourth degree; (vi) who among all those previously mentioned are competitors of this Company, or its subsidiaries and affiliates or not; and if they have or not any legal or economical relation de facto, with a competitor, client, supplier, creditor or shareholder of at least two point five percent (2.5%) of the capital stock of the Company, its subsidiaries or affiliates; (vii) individual participations that applicants, and all those previously mentioned have, directly or indirectly, in the shares, securities, rights and mechanisms or vote association agreements mentioned in this Article; (viii) the origin of the economic resources intended to be used to pay for the transactions subject matter of the request, specifying the identity, nationality and other relevant information of those who provide or shall provide said resources, explaining the legal nature and terms of said financing or contribution, including the description of any type of guarantee, and any other condition to which the financing is subject to, which if applicable will be granted; and also disclosing if this person or persons are, directly or indirectly, competitors of the Company of its subsidiary or affiliate companies; or if they have or not, a legal, economical or de facto relationship with a competitor, client, supplier, creditor or shareholder that holds at least two point five percent (2.5%) of the capital stock of the Company, its subsidiaries or affiliates; (ix) the purposes sought through the transaction or transactions intended to be performed (including if it has the intention to acquire additional securities); and who among the applicants have the intention of continuing acquiring, directly or indirectly, additional shares and rights to those mentioned in the request and, if applicable, the holding or voting percentage intended to be reached; and if they wish or not to acquire thirty percent (30%) or more of the capital stock, or the control of the Company by share acquisition, vote association mechanisms, or agreements, or by any other means; and (x) if applicable, any other additional information or documentation required by the Board of Directors to adopt the resolution. The additional information or documentation mentioned in item (x) above, may be requested by the Board of Directors within the next thirty (30) business days after submitting the request.

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The Company may not take steps to make ineffective the exercise of the acquiring party’s asset rights, or that violate the law for forced public acquisition bids. Notwithstanding, and without prejudice or any other sanctions contemplated, each one of the persons that acquires shares or Equivalent Securities, in violation of the provisions of this Article, shall be bound to pay the Company liquidated damages in an amount equivalent to the price of all the shares or Equivalent Securities they hold, directly or indirectly, or that have been subject to a forbidden transaction. In case that the transactions that originated the acquisition of a percentage of shares or Equivalent Securities in violation of this Article had been performed free of charge, liquidated damages shall be equivalent to the market value of said shares or Equivalent Securities at closing of the market on the day when the transaction took place, provided that the authorization mentioned in this Article did not take place.

Also, if purchases or acquisitions of shares are performed, or if agreements of the type restricted herein are executed without complying with the requirement of obtaining prior written agreement from the Board of Directors of the Company, or the public acquisition offer stated in section II of this Article, the shares, securities and right, subject matter of said purchases, acquisitions or agreements, shall not grant any right or power to vote in the shareholders’ meetings of the Company, and neither may the corporate rights corresponding to the shares or rights may be exercised. Therefore, in these cases, the Company shall not register or acknowledge, or grant any value to the proofs of deposit of shares issued by any credit institution, or for the deposit of securities from Mexico or from abroad, to prove the attendance or voting right to a meeting. Neither shall such shares, rights or securities be

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recorded in the stock transfer book that the Company keeps to such effect; or if applicable, the Company shall cancel their registration in the stock transfer book of the Company, and it shall inform the chairperson of the Board of Directors of the Company about such transfer.

Holders and owners of any series of shares representing the paid capital stock of the Company, and of the securities, documents, contracts and agreements mentioned in this Article, simply by being so, expressly agree to comply with the provisions of this Article and with the resolutions of the Board of Directors of the Company taken in accordance hereof. They also agree that the Board of Directors shall perform all types of investigations and requests for information to verify compliance with this Article and, if applicable, compliance with applicable legal provisions at the time.

The Board of Directors, when performing the relevant determination, as provided in this Article, may assess, among other aspects: (i) the benefit that would be expected for the development of the Company, (ii) the increase that could result in the value of the shareholders’ investment, (iii) due protection of minority shareholders, other than those qualified, (iv) if the intended purchaser or acquirer is a direct or indirect competitor of the Company, or of its subsidiaries and affiliates, or if it is related to competitors of the Company or of its subsidiaries or affiliates, (v) that applicant has complied with the requirements provided in this Article to request authorization for each two point five percent (2.5%) of capital stock that it acquires, and all other applicable legal requirements, (vi) trustworthiness and solvency of the interested parties, (vii) the protection of the rights of the employees of the Company and its subsidiaries; (viii) maintain the operational viability of the Company, (ix) keep an appropriate base of investors, (x) that no shareholders of the Company, other that the person that intends to obtain control, are excluded from the economic benefits that result from the application of this clause, if applicable, and (xi) all the other requirements that the Board of Directors deems appropriate.

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If the Board of Directors, under the terms hereof, denies authorization for the acquisition of shares or Equivalent Securities mentioned herein, it may appoint one or more buyers of said shares, who shall pay to the interested party the relevant price, using as base the last price registered in the Stock Exchange at closing of the previous business day to the date when the Board makes such appointment. In case that the shares have not been registered in the National Securities Registry, the price to be paid shall be determined through an assessment performed by a third party, selected by the Board to determine the price of said shares.

The Board of Directors shall resolve the requests mentioned in this Article ninety (90) calendar days after the date when the request or requests were submitted. In any case, if the Board of Directors does not resolve the request or requests within the aforementioned term, it shall be considered that it has resolved in a negative way, rejecting the authorization. The Board of Directors, according to applicable laws, may reserve the disclosure of any event to the investor public, because it is a an unaccomplished, confidential and/or strategic matter of the Company.

For the purposes of this Article, the acquisition of shares or Equivalent Securities includes, furthermore, their property or co-property, usufruct, naked ownership, loan, securities repurchase, lien, fiduciary title, or rights resulting from trusts, or similar figures under Mexican laws, or foreign laws; the power to exercise or to be able to determine the exercise of any right as shareholders, or as if they were shareholders, the power to determine the disposal or transfer in any way of shares or Equivalent Securities, or being entitled to receive the benefits or proceedings of the disposal, sale and usufruct of the shares or Equivalent Securities.

To determine if the percentages and amounts mentioned in this Article are reached or exceeded, the shares or Equivalent Securities held or owned by the persons and the group of persons that they belong to, shall be grouped.

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Except if the transfer results in an acquisition by a competitor of the Company or its Affiliates, the provisions of this Article shall not apply to: (i) transfers through successions, (ii) transfers to Affiliates, (iii) transfers that must be performed in accordance with a government order, (iv) increases to the percentages or shareholding due to decreases or increases of capital stock agreed by the General Shareholders’ Meeting of the Company. For the purpose of these corporate bylaws, the Term “Affiliate” means, with respect to any person or trust, the person that directly or indirectly controls, is controlled by, or is under common control with said person, including any subsidiary thereof.

The Board of Directors may determine if more than one person is acting in a joint or coordinated way for the purposes regulated in this article. In case that the Board of Directors adopts said determination, the persons in question shall be considered as a single person for the purposes of this article.

The provisions contained in this article do not preclude in any way, and they apply in addition to the notices and/or authorizations that potential acquirers must submit or obtain according to valid regulatory provisions.

II. - Forced public acquisition offers.

The person or group of persons who intend to acquire or attain by any means, directly or indirectly, the ownership of 30% (thirty) percent or more of the Company’s ordinary shares (directly or through any securities representing them or in respect of which the shares are underlying securities), inside or outside any stock exchange, by means of one or several simultaneous or successive operations of any nature, shall be obliged to make the acquisition by means of a public offer in accordance with the characteristics set forth in Article 98 (ninety-eight) of the Securities Market Law and in compliance with the provisions of Article 97 (ninety-seven) of the aforementioned Securities Market Law.

ARTICLE EIGHT. - Capital Stock Increases. - Except for capital stock increases resulting from placing treasury or repurchased shares among the investing public, as provided in Article 56 of the Securities Market Law, any capital stock increase of the Company shall be resolved by the General Shareholders’ Meeting, according to the following rules:

(a). - In the case of an increase to the minimum fixed capital stock, the relevant resolution shall be taken by a General Extraordinary Shareholders’ Meeting, which shall also agree to the amendment of Article Six hereof;

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(b). - If the increase is to the variable part of the capital stock of the Company, the relevant resolution may be adopted in a General Ordinary Shareholders’ Meeting, without the need to amend the corporate bylaws of the Company.

(c). - Under no circumstances may increases to the capital stock be declared, without previously subscribing and paying in full the shares previously issued;

(d). - The General Shareholders’ Meeting that declares the increase to the capital stock, shall determine the terms and conditions for its subscription and payment;

ARTICLE NINE. - Issuance of Shares for their Placement pursuant to the Securities Market Law. - The Company may issue Shares to be subscribed by the investing public or any other form permitted by the Securities Market Law, provided that it is according to the following:

(a). - That the General Extraordinary Shareholders’ Meeting approves the maximum amount of capital increase, and the conditions under which the relevant issuance of shares must be performed;

(b). - That the subscription of the issued shares is made either through a public offer, prior registration in the National Securities Registry, complying with the provisions of the Securities Market Law and other general provisions that result therefrom, or through any other form of placement permitted by the Securities Market Law;

(c). - That the amount of the subscribed and paid capital is announced when the Company announces the authorized capital represented by the shares issued and not subscribed;

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(d). - The right to preferential subscription mentioned in Article 132 of the General Corporations Law shall not apply in the case of capital increases through public offers or through any other form permitted by the Securities Market Law.

ARTICLE TEN. - Decreases of Capital Stock. - With the exception of the decreases of capital stock resulting from the acquisition of own shares mentioned in Article Eleven of these corporate bylaws, the capital stock may be decreased by resolution of the General Ordinary or Extraordinary Shareholders’ Meeting, as applicable, as provided in this Article, and the relevant minutes must be notarized. Decreases that affect the minimum fixed capital stock, must be resolved by a General Extraordinary Shareholders’ Meeting.

Decreases that affect the variable part of the capital stock, shall be resolved by a General Ordinary Shareholders’ Meeting. Resolutions taken in a General Extraordinary Shareholders’ Meeting that decide to decrease the minimum fixed part of the capital stock by reimbursement of the shareholders, or release granted thereto of payments not made, shall be published under the terms provided in Article 9 of the General Corporations Law.

ARTICLE ELEVEN. - Shares Repurchase. - In accordance with the Securities Market Law and the general provisions resulting therefrom, the Company may acquire shares representing its capital stock, or credit instruments, or any other documents that represent such shares or rights thereon, and the prohibition established in the first paragraph of Article 134 of the General Business Corporations Law shall not apply, provided that:

(a). - The acquisition and, if applicable, the disposal, is performed at market price, except in the case of public offers authorized by the National Banking and Securities Commission;

(b). - The acquisition is performed with charge to the shareholders’ equity of the Company, in which case, the shares acquired may be held by the Company itself without the need to perform a decrease to the capital stock, or with charge to the capital stock, in which case they shall be turned into non-subscribed shares that shall be kept in the treasury, without the need for a meeting resolution. In any case, the Company must announce the amount of subscribed and paid capital when it announces the total capital including repurchased and treasury shares;

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(c). - The General Ordinary Shareholders’ Meeting expressly agrees for each fiscal year, the maximum amount of resources that the Company may allocate to the purchase of own shares, or credit instruments that represent said shares, with the only limitation that the sum of the resources that may be allocated to such purpose, under no circumstances may exceed the total balance of the net profits of the Company, including withheld profits;

(d). - The Company is up to date with the payment of obligations resulting from debt instruments registered in the National Securities Registry;

(e). - The acquisition and disposal of shares or negotiable instruments that represent such shares, under no circumstances may cause to breach the requirements of keeping the stock exchange list where such securities are listed;

(f). - Own shares and negotiable instruments, or any other documents that represent such shares, or rights thereon, that belong to the Company or, if applicable, the shares issued but not subscribed that are repurchased by the Company or kept in the treasury, may be placed among the investing public without the need for a resolution of the General Shareholders’ Meeting, or a resolution from the Board of Directors. For the purposes of this paragraph, the provisions of Article 132 of the General Corporations Law shall not apply; and

(h). - As long as the shares belong to the Company, neither may they be represented or voted at shareholders’ meetings, nor the corporate or economic rights inherent thereto may be exercised.

The provisions of this article shall apply equally to acquisitions or disposals performed over derivative financial instruments or optional certificates, which underlying assets are shares representing the capital stock of the Company, which may be settled in kind, in which case the provisions of items (a) and (g) of this article shall not apply to said acquisitions or disposals.

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Legal entities that are controlled directly or indirectly by the Company may not acquire, directly or indirectly, financial instrument or optional certificates which underlying assets are shares representing the capital stock of the Company, except if said acquisitions are performed through investment companies.

ARTICLE TWELVE. - Redemption of Stock with Distributable Profits. - The General Extraordinary Shareholders’ Meeting may resolve the redemption of shares with distributable profits, without decreasing the capital stock, as provided in Article 136 of the General Business Corporations Law. The redemption shall be performed under the terms determined by the General Shareholders’ Meeting.

ARTICLE THIRTEEN. - Guidelines for the Cancellation of the Registration of Shares in the National Securities Registry. - In accordance with Article 108 of the Securities Market Law, in case of cancellation of the registration of the shares in the National Securities Registry, either per request from the Company itself, or by resolution taken by the National Banking and Securities Commission, as provide by Law, the Company shall be bound, prior requirement from the National Banking and Securities Commission, to make a public offering of shares within a maximum 180-calendar-day term, as of the date when such request takes effect, as provided in the applicable articles of the Securities Market Law, as well as the following rules:

(a). - The public offering of shares must be exclusively addressed to the shareholders or the holders of negotiable instruments, or any other documents that represent rights over shares of the Company, which are no part, at the time of the request of the National Banking and Securities Commission, of the group of persons that control the Company.

(b). - The public offering of shares must be made, at least, at the highest price between the quotation value, the book value of the shares or negotiable instruments, or any other documents that represent said shares, according in this second case, to the last

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quarterly report submitted to the National Banking and Securities Commission, and to the stock exchange where such securities are listed, before the beginning of the offer, adjusted when such value has been modified in accordance with applicable criteria for the determination of relevant information, in which case, the most recent financial information of the Company must be considered, and a certificate of an empowered executive of the Company shall be submitted, regarding the determination of the accounting value.

(c). - The stock exchange list price shall be the weighted average price by volume of the transactions that have been performed during the last thirty (30) days, before the beginning of the offer, in which the shares or negotiable instruments had been negotiated, during a period that may not be longer than six (6) months. In case that the number of days that the aforementioned shares or negotiable instruments have been negotiated, during the stated period, is less than thirty (30) days, the days that they were effectively negotiated shall be considered. When there are no negotiations during said period, the accounting value shall be considered;

(d). - In case that the Company has more than one series of shares listed, the average mentioned in the previous paragraph must be realized for each one of the series intended to be canceled, and the highest average shall be considered as quoting value for the public offer of all the series;

(e). - The Company shall place in trust during a minimum period of six (6) months, as of the cancellation date, the necessary resources for acquiring at the same offer price, the securities of the investors that did not attend the offer;

(f). - The person or group of persons that control the Company at the time when the National Banking and Securities Commission makes the aforementioned requirement, shall be subsidiarily responsible toward the Company for compliance with the provisions of this article.

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ARTICLE FOURTEEN. - Transfer of Shares. - Ownership of shares issued by the Company shall be transferred by endorsing the relevant certificate, or by any other legal means. Ownership of shares and transfers thereof shall be acknowledged by the Company when they have been recorded in the Stock Transfer Book kept by the Company to such effect, directly or through an institution for securities deposit, or by a credit institution, which act as accredited registrars on account and on behalf of the Company, as provided in Article Fifteen hereof.

All share transfers shall be considered unconditional and without reserve; in the understanding, however, that in all cases, the restrictions established in Article Seven must be observed.

ARTICLE FIFTEEN. - Registration of Shares. - The Company, directly and/or through an institution for securities deposit, or through a credit institution, which act as accredited registrars on account and on behalf of the Company, shall keep a registry of shares as provided in Article 128 of the General Business Corporations Law, where all subscription, acquisition or transfer transactions to which the shares representing the capital stock are subject, shall be recorded, stating subscriber and acquirer. Any person that acquires one or more shares, shall assume all the rights and obligations of the assignors, regarding the Company. The property of one or more shares means the acceptance by holder of the provisions contained in the corporate bylaws of the Company, of the reforms or amendments thereto, and the resolutions taken at General Shareholders’ Meetings, and by the Board of Directors, without prejudice to the rights provided in these bylaws.

The Company shall only acknowledge as shareholders those persons that have been registered in the stock transfer book that the Company keeps directly and/or through an institution for the deposit of securities, of through a credit institution, which act as accredited registrars on account and on behalf of the Company. However, in the case of shares intended to circulate among the investing public, it shall suffice for their registration the indication of these circumstances and of the institution for the deposit of securities

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in which the certificates that represent them have been deposited and, in such case, the Company shall acknowledge as shareholders also those who prove such capacity with the certificates issued by the institution for the deposit of securities in question, supplemented with the list of the relevant shareholders, prepared by those who appear as depositors of said certificates.

ARTICLE SIXTEEN. - Registration of Capital Variations. - Except for the movements of capital stock resulting from the purchase or sale of own shares made by the Company, as provided in Article Eleven of these Bylaws, the increases and decreases of capital stock must be recorded in the Stock Variation Registry, which the Company must keep.

ARTICLE SEVENTEEN. - Shareholders’ Rights. - Each share shall grant equal rights and obligations to its holders, except as stated in Article Six hereof. Shareholders of shares with voting rights, even limited or restricted, which individually or together have ten percent (10%) of the capital stock of the Company shall be entitled to:

(a). - Appoint and revoke in a general shareholders’ meeting, one member of the Board of Directors (in the understanding that Foreign Shareholders under no circumstances may appoint more than 49% of the members of the Board of Directors, based on this right). Such appointment may only be revoked by the shareholders’ meeting if, in turn, the appointment of the rest of the board’s members is revoked, in which case the substituted members will be barred from being appointed during 12 (twelve) months following the revocation date;

(b). - Request the chairperson of the Board of Directors, or the Audit and Corporate Practices Committee, at any time, to call a General Shareholders’ Meeting, in which case the percentage set forth in article 184 of the General Corporations Law shall not be applicable;

(c). - Request the deferral, just for one time, for three calendar days, and without the need for a new call, the voting on any matter with respect to which they do not consider themselves sufficiently informed, in which case the percentage set forth in article 199 of the General Corporations Law shall not be applicable, provided that, in case that this right is exercised by one shareholder, it shall not be exercised by any other shareholder on the same meeting.

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Holders of shares with voting rights, even limited or restricted, which individually or together have twenty percent (20%) or more of the capital stock, may judicially oppose the resolutions of the general meetings, regarding which they have voting rights, without applying the percentage mentioned in Article 201 of the General Corporations Law.

All shareholders of the Company shall be entitled to:

(a). - Have available at the offices of the Company, the information and the documents related to each one of the items of the Agenda of the relevant shareholders’ meeting, free of charge, and at least fifteen (15) calendar days before the date of the meeting;

(b). - Impede the addressing of any matter under the item “general matters” or any similar, on a shareholders’ meeting;

(c). - Be represented on meetings by individuals evidencing its capacity through the forms of powers-of-attorney prepared by the Company in the terms set forth in these bylaws;

(d). - Execute agreements between them, as provided in Article 49, paragraph IV, in connection with Article 16, paragraph VI, of the Securities Market Law, subject to the approval of the board of directors, in the cases indicated by these bylaws.

ARTICLE EIGHTEEN. - Titles and Certificates. Provisional or definitive certificates of the shares may represent one or more shares, and they shall be signed by two members of the Board of Directors, or by the secretary of the board of directors (regardless of whether it is a member or not), which signatures may be handwritten, facsimile or electronic stamps, as provided in fraction VIII of Article 125 of the General Corporations Law. Such certificates shall comply with the requirements established in Article 125 of the General Corporations Law, and they must have numbered coupons attached thereto, for dividend payment and the exercise of other corporate and monetary rights, and they must also

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contain the stipulation mentioned in Article Six and Article Seven of these Bylaws. Regarding the shares representing the capital stock of the Company that circulate in a stock market, the certificates that represent them must comply with the provisions of Article 282 of the Securities Market Law and other relevant provisions or the provisions of foreign law, if issued or placed abroad.

Share certificates shall be issued within a term no longer than ninety (90) calendar days as of the date when the issuance or exchange thereof has been agreed.

While definitive certificates are issued, provisional certificates shall be issued, which shall always be registered, and which shall be exchanged for definitive certificates in due time.

CHAPTER THREE

ABOUT SHAREHOLDERS’ MEETINGS

ARTICLE NINETEEN. - Shareholders’ Meetings. - The General Shareholder’ Meeting is the supreme body of the Company. The Shareholders’ Meetings shall be Ordinary, Extraordinary or Special. Extraordinary Meetings shall be those held to address any of the matters listed in Article 182 of the General Corporations Law. Special Meetings shall be those held to address matters that may affect the rights of a category of shareholders, and they shall be governed by the terms applicable to General Extraordinary Meetings. All other Shareholders’ Meetings shall be Ordinary. The General Ordinary Shareholders’ Meeting shall be held at least once a year, within the next four months after termination of the fiscal year, complying, if applicable, with the provisions of Article 181 of the General Corporations Law.

The Annual Ordinary Shareholders’ Meeting shall discuss the report referred to in Article 172 of the General Law of Commercial Companies corresponding to the last corporate year of the Company, and of any entity controlled by the Company, as well as any other reports that, pursuant to Article 28, section IV, of the Securities Market Law shall be presented by the Board of Directors of the Company. In the report, the positions of each of the members of the Board of Directors shall be mentioned, expressing which members are independent and which ones are principal members.

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The General Ordinary Shareholders’ Meeting, in addition to the provisions of the General Corporations Law, shall meet to discuss and, if applicable, approve the transactions that the Company or the legal entities it controls intend to perform, within a fiscal year, when they represent twenty percent (20%) or more of the consolidated assets of the Company, in accordance with the most recent quarterly financial statements, regardless of the form in which they are executed, either simultaneously or successively, but which due to their characteristics may be considered as a single transaction. Holders of shares with voting rights, even limited or restricted, may vote at such meetings as stated in Article 47 of the Securities Market Law and Article Six hereof. Also, the Audit and Corporate Practices Committee shall prepare the annual reports that must be submitted by the Board of Directors of the Company, through any of its delegates appointed to such purpose, to the Annual General Ordinary Shareholders’ Meeting.

ARTICLE TWENTY- Call to the Shareholders’ Meetings. - Calls to Shareholders’ Meetings shall be made by the Board of Directors or the Audit and Corporate Practices Committee. Likewise, the Meeting shall be held through a call made in accordance with article 185 of the General Corporations Law. Calls for Meetings shall contain the agenda, and they shall state exactly the place, day, and time when they shall be held, in the understanding that they must be held at the corporate address, except in case of unforeseeable events or force majeure. They must be signed by the person or persons who make them, in the understanding that if the Board of Directors made them, they must be signed by the Chairperson or the Secretary thereof, and in case they are made by the Audit and Corporate Practices Committee, they shall be signed by the chairperson thereof. The “Miscellaneous” heading, or a similar text, may not be included in the agenda for the call, nor may matters related to different topics be grouped in a single item.

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ARTICLE TWENTY-ONE. - Publication of Calls. - Calls for Shareholders’ Meetings shall be published in one of the newspapers with larger circulation at the corporate address of the Company, at least fifteen (15) calendar days before the date stated for the Meeting.

As of the time when the call for the Shareholders’ Meetings has been published, the information and documents related to each item of the Agenda, must be available for the shareholders, at the offices of the Secretary of the Company, immediately and free of charge. When the Shareholders’

Meeting is called to discuss and, if applicable, resolve about the appointment of members of the Board of Directors, the proposal for the Board of Directors shall be provided to the shareholders, including the distinction of which Directors shall be Equity-Holding and which Independent, as well as the professional profile of each candidate.

ARTICLE TWENTY-TWO. - Attendance Right. - In order to attend the Meetings, shareholders must be registered in the stock transfer book that the Company keeps (directly or through an institution for the deposit of securities and the lists of the relevant depositors that prove the participation of such shareholder) or by a credit institution acting as accredited registrar on account of and on behalf of the Company, and they must obtain, as early as stated in the relevant call, from the Secretary of the Board of Directors, the relevant admission card to access the Meeting, which must be requested from the Secretary of the Board of Directors, at the latest three (3) days before the date stated for the Meeting. To obtain a certificate of attendance to the Meeting, shareholders must deposit with the anticipation stated, the shares they hold, in any of the institutions stated in the in the relevant call. The institutions for the deposit of securities shall issue to depositors, non-negotiable certificates for the shares deposited which, supplemented, if applicable, by the list of holders of said securities that depositors themselves prepare to such effect, shall be used to prove ownership of the securities and the attendance right

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to meetings. Applicants for admission cards shall prove to the Secretary of the Board of Directors, by presenting the relevant documentation, if the shareholder in question is a Foreign Shareholder (and specifically in the case of legal entities or trusts, that they are not controlled by foreign investment) or not, for the purpose of determining if said shareholder has the right to vote at the Meeting, as provided in Article Six hereof, and the provisions of Article Six shall be stated irrefutably in the relevant admission card. For clarity purposes, in the case of trusts, the trustee that requests the admission card in question must prove the foregoing, regarding the relevant beneficiaries. Shareholders may be represented at the meetings by the person or persons they appoint through proxies granted, as provided in applicable laws, in the forms that the Company shall make available thereto as provided in fraction III of Article 49 of the Securities Market Law. The Company shall keep available for intermediaries of the stock market that prove having the representation of the shareholders of the Company, during the term mentioned in Article 173 of the General Corporations Law, proxy forms prepared by the Company, in order therefor to deliver them timely to their representatives. Proxy forms must visibly state the corporate name of the Company, and the relevant Agenda, and they must have space for the instructions stated by grantor for exercising the proxy.

The Secretary of the Board of Directors shall be bound to verify compliance with the provisions of this Article, and inform the Shareholders’ Meeting about it, which shall be recorded in the relevant minutes.

The members of the Board of Directors may not represent shareholders at any Meeting.

ARTICLE TWENTY-THREE. - Establishment of the Meeting. - The General Ordinary Shareholders’ Meeting shall be legally established on first call if shareholders representing fifty percent (50%) of the shares with voting rights therein attend. In case of a second or later call, expressing this circumstance, the Ordinary Shareholders’ Meeting shall be considered legally established with any number of shares with voting rights, represented.

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The General Extraordinary Shareholders’ Meeting (which shall meet to address any of the matters stated in Article 182 of the General Corporations Law, shall be legally established on first call if at least seventy-five percent (75%) of the capital stock of the Company is represented. In case of a second or later call, expressing this circumstance, the Extraordinary Shareholders’ Meeting shall be considered legally established if at least fifty percent (50%) of the capital stock, is represented.

An Ordinary or Extraordinary Shareholders’ Meeting shall be legally established, without the need for a call, if all the shares with voting rights are represented therein, and it may resolve on any matter if at the time of voting all the shares are still represented.

ARTICLE TWENTY-FOUR. - Development of the Meeting. - The Shareholders’ Meetings shall be chaired by the chairperson of the Board of Directors or, in absence thereof, the alternate director of the chairperson of the Board of Directors or, in lack or absence of both, the shareholder or representative of a shareholder appointed by the attendees. The Secretary of the Board of Directors or, in absence thereof, the person appointed by the attendees, as proposed by the chairperson of the Meeting, shall be the Secretary of the Meeting. The chairperson shall appoint two (2) examiners among the attendees, as well as the notaries public that he/she deems convenient to attest the acts that occur at the Meetings, and other guests, and shall determine the way in which the Meeting shall proceed.

ARTICLE TWENTY-FIVE. - Voting. - Each share with voting rights regarding the matters to be addressed shall be entitled to one vote at the Shareholders’ Meetings. Resolutions shall be taken by the majority of the votes of the represented shares in the case of General Ordinary Meetings, provided there is a favorable vote of the majority of the shares represented by the Mexican investment in the Meeting, and considering that the shares owned by the Foreign

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Investment will have the right to vote up to 49% (forty-nine percent) of the shares to be voted, any remaining shares owned by the Foreign Investment will be voted in the same sense as the shares owned by Mexican investors. In the case of Extraordinary Meetings (which shall be held to address any of the matters mentioned in Article 182 of the General Corporations Law), resolutions shall be valid if taken with the vote in favor of the shares that represent at least fifty percent (50%) of the shares representing the capital stock, provided that such percentage includes the favorable vote of the majority of the shares of the Mexican investment represented at the Meeting and considering that the shares owned by the Foreign Investment shall have the right to vote up to 49% (forty-nine percent) of the shares to be voted, voting any remaining shares owned by the Foreign Investment, in the same sense as the shares owned by Mexican investors.

ARTICLE TWENTY-SIX. - Special Meetings. - The establishment and voting at Special Meeting shall be governed by the provisions of the law and by these bylaws, for General Extraordinary Shareholders’ Meetings, and they shall be chaired by the person appointed by the shareholders in question.

A special delegate who shall inform the General Ordinary Shareholders’ Meeting about the appointment of Directors shall be appointed at the Special Meetings where the appointment was made.

ARTICLE TWENTY-SEVEN. - Minutes of the Meetings. - The minutes of the meetings shall be recorded in the relevant book, and they must be signed by those who acted as chairperson and secretary.

If a Shareholders’ Meeting that was legally called is not established for any reason, or if it is established, but there is not enough quorum to take resolutions, the relevant minutes shall also be drafted, which shall be recorded in the relevant book.

When for any reason, the minutes of a Meeting cannot be recorded in the relevant book, they must be notarized.

ARTICLE TWENTY-EIGHT. - Resolutions taken without a Meeting. - Shareholders may take resolutions, without the need to hold a Meeting, by the unanimous vote of those that represent all the

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shares with voting rights on relevant matters, as applicable, which shall be as valid as if they had been taken in a General or Special Shareholders’ Meeting, respectively, provided that said resolutions are confirmed in writing, and their contents recorded in the relevant minute book, with the signature of the secretary of the Board of Directors.

CHAPTER FOUR

ADMINISTRATION OF THE COMPANY

ARTICLE TWENTY-NINE. - Administration. - The administration of the Company shall be entrusted to a Board of Directors and a Chief Executive Officer, within the scope of their corresponding duties.

ARTICLE THIRTY. - Board of Directors. - The Board of Directors shall be comprised by a minimum of five (5) and a maximum of twenty-one (21) members, as determined by the General Ordinary Shareholders’ Meeting, which shall appoint the Directors. Directors may be substituted by the specific relevant alternate director, or by any alternate, as determined by the shareholders’ meeting. In any case, at least twenty-five percent (25%) of the number of Directors that comprise the Board of Directors must be Independent Directors, in the understanding, of course, that their relevant alternates shall also have the same capacity, as agreed in the General Ordinary Shareholders’ Meeting. At least the majority of the Directors that comprise the Board of Directors must be Mexican and appointed by Mexican shareholders.

Under no circumstances may persons that have held the position of External Auditor or, if applicable, Statutory Auditor of the Company, or of any of the legal entities that comprise the corporate group to which the Company belongs, during the twelve (12) months before the appointment date, may be Directors. Under Article 24 of the Securities Market Law, Directors shall remain in office for one year, and they shall continue performing their duties even after the term to which they were appointed has expired, or due to resignation to the position, up to thirty (30) calendar days, in lack of the appointment of the replacing Director, or if he/she has not taken office, without being bound to the provisions of Article 154 of the General Corporations Law.

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The Board of Directors may appoint provisional Directors or alternate Directors, without the participation of a General Shareholders’ Meeting, when any of the assumptions stated in the previous paragraph are met, when they have left office for any reason, or in the case of Article 155 of the General Corporations Law. The General Shareholders’ Meeting of the Company shall ratify said appointments, or it shall appoint substitute Members at the next shareholders’ meeting, without prejudice to the provisions of Article 50, fraction I of the Securities Market Law.

Independent Directors shall be those persons that in the opinion of the General Ordinary Shareholders’ Meeting have the necessary experience, capacity and professional prestige, also considering that, due to their characteristics, they may perform their duties, free of conflict of interest, and without being subordinated to personal, patrimonial, or economic interests.

The General Shareholders’ Meeting that appoints or ratifies the members of the Board of Directors or, if applicable, the one where such appointments or ratifications are informed, shall grade the independence of the Directors. Without prejudice to the above, under no circumstances may Directors be appointed or act as independent Directors those persons mentioned in fraction I to V of Article 26 of the Securities Market Law.

Independent Directors that while in office stop having said characteristic shall inform the Board of Directors at the latest at the next meeting of said body.

ARTICLE THIRTY-ONE. - Election of the Board of Directors. - For the election of the members of the Board of Directors of the Company, shareholders shall comply with the following:

(a). - The majority of the members of the Board of Directors must be appointed directly by at least a majority of the votes of the shares representing Mexican investment; provided that, for such purposes, the corresponding slate may be submitted in writing, prior to any Shareholders’ Meeting that intends to approve appointments of members of the Board of Directors, to the Company’s Nominating and Compensation Committee.

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(b). - Shareholders that individually or jointly have ten percent (10%) of the capital stock of the Company, and who intend to appoint a Director, shall inform so to the Nominations and Compensations Committee of the Company within no more than five (5) days after the publication of the call to the General Annual Ordinary Shareholders’ Meeting, or on any other day determined by the Board of Directors Such communication must contain at least: (i) the full name and experience of the person proposed to be appointed, and (ii) indicate if, in their opinion, he/she complies with the independence conditions defined in the law and other applicable provisions, to the extent required;

(c). - If the Nominations and Compensations Committee of the Company does not propose to the General Annual Ordinary Shareholders’ Meeting the ratification for a subsequent term of the members of the Board of Directors previously appointed, it shall submit to the General Annual Ordinary Shareholders’ Meeting a ticket with the names of the candidates proposed to comprise the Board of Directors of the Company, including the names of the candidates to the board who, if applicable, have been appointed by the shareholders that represent the majority of the Mexican investment (as well as, if applicable, the names of the candidates to the board that, if applicable, where appointed by the minority shareholders), and which had informed said Committee about it, as provided in items (a) and (b) above; the ticket with the names of the candidates that the Nominations and Compensations Committee, if applicable, shall propose to the shareholders’ meeting, for the Board of Directors, shall be made available to the shareholders at least fifteen (15) calendar days before the date established for the meeting, and the shareholders shall be entitled to have a copy of the relevant ticket delivered thereto, if they request so. The nomination of a candidate by the

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Nominations and Compensations Committee must be accompanied by a document that states (i) the acceptance of the person to be a candidate, and (ii) that said person has no impediment to hold the position for which he/she is being proposed, as provided in this article. In each Shareholders’ Meeting that resolves on the appointment of the members of the Board of Directors, first, the Board members proposed by the shareholders or groups of shareholders owning 10% (ten percent) of the total voting shares representative of the capital stock will be appointed; subsequently, the majority of the members of the Board of Directors will be appointed, who must necessarily be Mexican and have been appointed by the majority of the shares considered as Mexican investment. In the event that the shareholders, or groups of shareholders, owning any 10% (ten percent) of the total voting shares of capital stock do not exercise this right and the Nominating and Compensation Committee has proposed the ratification of the previously appointed directors, then the meeting will proceed to ratify such remaining directors. However, if notwithstanding the proposal of the Nominating and Compensation Committee to ratify the previously appointed directors (which must consider that the majority of the directors must be appointed by the Mexican investment), at the respective meeting any shareholder or group of shareholders representing 10% (ten percent) of the capital stock, in exercise of the right granted to them by these bylaws, (ten percent) of the capital stock, the meeting may only appoint or ratify, as the case may be, the Board Members proposed by the Nominating and Compensation Committee in the number necessary to complete the total number of Board Members, by the vote of the majority of the shareholders present at the meeting, including those who have previously exercised their right by reason of their holding of 10% (ten percent) of the capital stock of the Company;

(d). - In the appointment of the members of the Board of Directors, those that have a conflict of interest with the Company, or its subsidiaries shall be discarded;

(e). - The members of the Board of Directors and their alternates, as applicable, may be shareholders or not; they may be reelected;

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(f). - The Company shall provide a correct induction of the transactions of the Company to the Directors appointed for the first time, in order for them to know the position held by the Company within its sector, its main competitors and clients. Likewise, efforts shall be made to provide each Director with the necessary information, regarding the obligations, responsibilities and powers of the members of the Board of Directors of the Company;

(g). - Without prejudice to any provision contained in these Bylaws, including without limitation paragraphs (a) and (b) hereof, in case that the Board of Directors of the Company approves the investment or subscription by a person, or group of persons, of shares representing the capital stock of the Company, in a percentage equal to or greater than two point five percent (2.5%) of the capital stock of the Company, and once the procedure described in Article Seven hereof has been met, the general ordinary or extraordinary shareholders’ meeting shall be entitled to classify such investment or subscription as a “Strategic Investment”, and the person or group of persons, and their relevant affiliates as “Strategic Partner”, regardless of whether the Strategic Partner is a competitor of the Company, or a person or entity with address in Mexico or in another country, according to the following: (i) the Strategic Investment must be approved by the general ordinary or extraordinary shareholders’ meeting of the Company; (ii) the Strategic Investment shall be documented in a written agreement to be executed between the Strategic Partner and the Company, which general terms and conditions shall also be subject to the approval of the shareholders’ meeting mentioned in the previous paragraph; (iii) the aforementioned agreement may grant the Strategic Partner a temporary right to appoint a specific number of Directors and their relevant alternates, in which case: [A] the person or persons appointed by the Strategic Partner shall be included in the list of candidates prepared and delivered by the Nominations and Compensations Committee of the Board of Directors, for each shareholders’ meeting

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that shall discuss, as part of its Agenda, the appointment of Directors; [B] the appointment made by the Strategic Partner shall be made directly in the general ordinary shareholders’ meeting, and such appointment shall be voted in the meeting only by the Strategic Partner, as shareholder of the Company; [C] in case that the number of Directors must be increased to include the appointment made by the Strategic Partner, the number of Directors shall be increased automatically up to the maximum allowed by the Securities Market Law, provided that the majority of the board shall be appointed by the Mexican investment and, in case that minority investors, with the right to appoint a Director, exercise such right in such way that could limit the appointment made by the Strategic Partner, the appointments made by the minority investors shall be respected, and the number of Directors appointed by shareholders that are not exercising their minority rights shall be reduced to accommodate the appointment made by the Strategic Partner; [D] the appointment made by the Strategic Partner can only be revoked by the same Strategic Partner, except in cases of bad faith, negligence or fraud of the appointed Director, or if the appointment of all the other Directors is revoked, but in any case, the Strategic Partner shall keep its right to appoint another Director or Directors and their relevant alternates, as provided in the written agreement executed with the Company, regarding the Strategic Investment; and [E] a Strategic Partner shall not be a “competitor” for the purposes of these corporate bylaws; (iv) the provisions of this paragraph (g) shall be considered a stipulation on behalf of a third party, and they shall be additional to, and shall not replace, any other rights or resources that the Strategic Partner may have, in accordance with the written agreement executed by the Company and the Strategic Partner, regarding Strategic Investment; (v) the rights of the Strategic Partner to appoint Directors, shall end automatically as provided in the written agreement executed with the Company, without the need for a court order; (vi) the Board of Directors shall call without delay (and in any case within the next ten (10) business days after the Board has approved the investment) a general ordinary

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or extraordinary shareholders’ meeting of the Company, and it shall publish the relevant call, for classifying the investment, subscription or purchase as a Strategic Investment, and the person or group of persons and their relevant Affiliates, as Strategic Partner; (vii) in case that the Strategic Partner tries to remove the appointed Directors, the Strategic Partner shall inform the Company the names of the new Directors it wishes to appoint, together with the acceptance in writing from said persons to be appointed as members of the Board of Directors of the Company; (viii) any of the persons or entities appointed as Strategic Partners, in accordance with this article, shall be third-party beneficiaries of these Bylaws; (ix) the classification of any person or group of persons and their relevant Affiliates as Strategic Partner, in accordance with this Article, and the rights of the Strategic Partner to appoint Directors, in accordance with this Article, and any written agreement between the Company and the Strategic Partner related to the Strategic Investment, shall be irrevocable and shall remain valid indefinitely, until said rights end in accordance with said written agreement, when such rights shall cease automatically, as provided in said written agreement, without the need for a court order. The amendment to Article Thirty-One hereof shall require the vote in favor of any person or entity previously classified as Strategic Partner, for all the time that said person or entity is the holder of the number of shares agreed with the Company; (x) the maximum number of Directors that may be appointed in accordance with the provisions of this paragraph (g) of Article Thirty-One of the Corporate Bylaws of the Company, and which may remain in office as such simultaneously, shall be three (3), and their relevant alternates.- (h) No more than one third of the Directors may be removed within a period of three (3) fiscal years.

For clarity purposes, (i) the right to appoint a Director as Strategic Partner is, in addition to any other right that any shareholder has to appoint directors, based on its participation in

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the capital stock of the Company, as provided in Article Seventeen of these bylaws; (ii) all appointments must comply with Article Thirty hereof, including that the majority of the Directors must be appointed by Mexican shareholders; (iii) the Strategic Partner shall have the rights included in the third paragraph of item (c) of this Article; and (iv) the provisions of Fractions II and III of Article Six, regarding neutral investment and control by Mexicans, shall prevail over any provision of these corporate bylaws.

ARTICLE THIRTY-TWO. - Remuneration of the Directors. - The Directors shall receive, as consideration for their services, the emoluments in cash or kind determined by the General Ordinary Shareholders’ Meeting, upon proposal from the Nominations and Compensations Committee. The General Ordinary Shareholders’ Meeting may delegate to the Board of Directors, or the Audit and Corporate Practices Committee, the instrumentation of any remuneration in kind program for the Directors.

ARTICLE THIRTY-THREE. - Directors’ Guarantee. - Upon taking office, the members of the Board of Directors shall grant as guarantee for the performance of their duties, the bond established by the General Ordinary Shareholders’ Meeting, if applicable.

ARTICLE THIRTY-FOUR. - Chairman and Secretary of the Board of Directors. - The General Ordinary Shareholders’ Meeting shall appoint among the Directors the chairman of the Board of Directors. In lack of an appointment by the General Ordinary Shareholders’ Meeting, the Board of Directors shall appoint him/her among its members. Such meeting shall also appoint a secretary and, if the Meeting decides so, an assistant secretary, in the understanding that neither the secretary, nor the assistant secretary shall be members of the Board of Directors. The chairperson shall be replaced in his/her temporary absences by an alternate Director, and in lack of both, by a Director determined by the Board of Directors in the relevant session. In lack of a special appointment, the Chairperson shall be in charge of compliance with, and execution of, the resolutions of the Shareholders’ Meeting and of the Board of Directors itself.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

The Chairperson of the Board of Directors shall perform, among other duties, the business administration, direction and execution of the Company, and of the legal entities that it controls, as well as the administration, conduction and execution of the business purposes of the Company, according to the strategies, policies and guidelines determined and approved by the Board of Directors. To such effect, the Chairperson of the Board of Directors shall have the powers and limitations granted to the CEO stated in Article Forty-Five below.

ARTICLE THIRTY-FIVE. Duties and Powers of the Board of Directors. - The Board of Directors has the legal representation of the Company and has the broadest powers to perform all the transactions inherent to the corporate purpose, except for those expressly entrusted to the General Shareholders’ Meeting. Additionally, and without limitation, the Board of Directors shall have the following duties and powers:

A) Duties and Obligations of the Board of Directors

(a). - Establish the general strategies for conducting the business of the Company and of the legal entities controlled thereby;

(b). - Surveil the administration and guidance of the Company and the legal entities controlled thereby, considering the relevance the latter have in the financial, administrative and legal situation of the Company, and the performance of the Key Executives;

(c). - Approve, with the prior opinion of the competent Committee:

(i).- The policies and guidelines for the use or enjoyment of the assets of the Company and of the legal entities controlled thereby, by related persons;

(ii). - The transactions, each one individually, with related persons that the Company or the legal entities it controls, intend to execute.

The transactions stated below shall not require the approval of the Board of Directors, provided that they adhere to the policies and guidelines approved to such effect by the Board of Directors:

(x). - Transactions that due to their amount lack relevance for the Company or the legal entities it controls;

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(y). - Transactions performed between the Company and the legal entities it controls, or those over which it has a considerable influence, or among any of them, provided that 1) they belong to the common or usual activities of the business, and 2) that they are considered performed at fair prices and supported by assessments performed by expert external agents; and

(z). - Transactions performed with employees, provided that they are performed under the same conditions as with any client, or as the result of general labor benefits;

(iii). - Transactions performed, either simultaneously or successively, which due to their characteristics may be considered as a single transaction, and which are intended to be performed by the Company or the legal entities it controls, within a fiscal year, when they are unusual or non-recurrent, or if their amount represents, based on the figures corresponding to the closing of the previous quarter, any of the following assumptions:

I. - The acquisition or disposal of assets with a value equal to or greater than five percent (5%) of the consolidated assets of the Company;

II. - Granting guarantees or assuming liabilities in an amount equal to or greater than five percent (5%) of the consolidated assets of the Company.

Investments in debt securities or in bank instruments are exempt, provided that they are performed according to the policies approved to such effect by the Board of Directors itself;

(iv). - The appointment, election and, if applicable, the removal of the CEO of the Company and his/her full retribution, as well as the policies for the appointment and full retribution of the rest of the Key Executives; provided that such election, removal and decision regarding the retribution shall be approved by the majority of the shareholders appointed by the Mexican investment;

(v). - The policies for granting loans or any type of credits or guarantees to related persons;

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(vi). - Waivers for Directors or Key Executives, or persons with decision making power to seize business opportunities for themselves or to the benefit of third parties, which correspond to the Company or the legal entities it controls, or over which it has a considerable influence. Waivers for transactions which amount is smaller than the one mentioned in item (iii) above, may be delegated to the Audit and Corporate Practices Committee;

(vii). - Guidelines on internal control and internal audit matters of the Company and of the legal entities it controls;

(viii). - The accounting policies of the Company, adhering to the accounting principles required by the National Banking and Securities Commission through general provisions;

(ix). - The financial statements of the Company; and

(x). - Hiring the legal entity that shall provide the external audit services and, if applicable, additional or supplementary services to external auditing.

When the resolutions of the Board of Directors are not in accordance with the opinions provided by the relevant Committee, the aforementioned Committee shall instruct the CEO to disclose such circumstances to the investing public, through the stock exchange where the shares of the Company, or the credit instruments that represent them, are listed, adhering to the terms and conditions that said stock exchange establishes in its internal regulations;

(d). - Submit to the General Shareholders’ Meeting held due to closing of the fiscal year:

(i). - The reports mentioned in Article 43 of the Securities Market Law;

(ii). - The report prepared by the CEO, as provided in Article 44, fraction XI of the Securities Market Law, together with the opinion from the External Auditor;

(iii). - The opinion of the Board of Directors on the contents of the CEO’s report mentioned in the previous item;

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(iv). - The report mentioned in Article 172, item b) of the General Corporations Law, containing the main accounting and information policies and criteria followed in the preparation of the financial information;

(v). - The report about the transactions and activities in which it participated as provided in the Securities Market Law;

(e). - Follow up on the main risks to which the Company and the legal entities it controls are exposed, identified based on the information presented by the Audit and Corporate Practices Committee, the CEO, and the legal entity that provides the external audit services, as well as on the accounting, internal control and internal audit systems, records, archives or information of the former and the latter, which may be performed through the Audit and Corporate Practices Committee;

(f). - Approve the information and communication policies with the shareholders and the market, as well as with the Directors, to comply with the provisions of the Securities Market Law;

(g). - Determine the relevant actions for remedying the irregularities that come to its attention and implement the relevant corrective measures;

(h). - Establish the terms and conditions to which the CEO shall adjust in the performance of his/her powers for acts of ownership;

(i). - Order the CEO to disclose to the public the relevant events of which he/she is aware. The foregoing without prejudice to the CEO’s obligation, mentioned in Article 44, fraction V of the Securities Market Law;

(j). - Surveil and demand compliance with the resolutions of the Shareholders’ Meetings, which may be performed through the Audit and Corporate Practices Committee;

(k). - Determine the way in which the votes corresponding to the shares, property of the Company, must be casted in ordinary, extraordinary, and special shareholders’ meetings in which the Company is the majority shareholder;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(1). - Without prejudice to the provisions of Article Forty-One of the corporate bylaws, it may establish the rest of the committees or special commissions that it deems necessary for the performance of the transactions of the Company, establishing, if applicable, the powers and obligations of said committees or commissions, determining the number of members that comprise them and the rules that govern their operation. Such committees or commissions shall not have powers which, according to Law or to these bylaws, belong exclusively to the General Shareholders’ Meeting or to the Board of Directors;

(m). - In general, to perform all the acts authorized by these Corporate Bylaws, or that result herefrom.

B). - Powers of the Board of Directors.

The Board of Directors is invested, without limitation, with the following powers:

(a). - General power for litigation and collections with all general powers and the special powers that require a special clause according to Law, without any limitation, under the terms of the first paragraph of Article 2,554 of the Civil Code for Mexico City, and its correlated articles of the Civil Codes of the States of Mexico, and the Federal Civil Code; it shall be therefore empowered, without limitation, to file accusations and criminal complaints, and to grant pardon, to establish itself as offended party or assistant in criminal procedures, to withdraw from the actions it files, and writs of amparo; to settle, to submit to arbitration, to propound interrogatories and testify in court, to assign property, to challenge judges, to receive payments, and to perform all other acts expressly determined by Law, among which are, to represent the Company before judicial, administrative, civil or criminal authorities, before labor authorities and courts, and before the Ministry of Foreign Affairs, to execute agreements with the Federal Government, under the terms of fractions one and four of Article 27 of the Constitution. No Director or Chairperson of the Board of Directors of the Company, or the CEO, or the General Manager, shall be empowered to present admissions; therefore, they are prevented

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from testifying in court in any trial or procedure in which the Company is a part; the aforementioned powers shall correspond exclusively to the attorneys-in-fact of the Company, to whom they have been expressly granted;

(b). - General power for acts of administration and ownership, according to paragraphs two and three of Article 2554 of the Civil Code for Mexico City, and its correlated articles of the Civil Codes of the States of Mexico, and of the Federal Civil Code.

(c). - For acts of administration, with specific powers on labor matters, as provided in Article 2554, paragraphs two and four of the Civil Code for Mexico City, its correlated articles in the valid Civil Codes of the States of Mexico, and in the Federal Civil Code, and according to Articles 11, 692, fractions II and III, 786, 876, and other related articles of the Federal Labor Law, in order therefor to appear in its capacity as administrator, and therefore, as legal representative of the Company before all labor authorities, related to Article 523 of the Federal Labor Law, as well as before the Institute of the National Housing Fund for Workers, the Mexican Institute of Social Security, and the National Fund for Workers’ Consumption, in all matters related to these institutions, and other public bodies, being able to take all legal actions that correspond to the Company, with all general powers and special powers that require a special clause, according to Law, authorizing them to bind the Company in conciliation, as well as to manage the labor relations of the Company on behalf thereof;

(d). - To subscribe, grant and endorse all types of credit instruments, provided that it is done to comply with the corporate purpose of the Company, as provided in Article 9 of the General Negotiable Instruments and Credit Transactions Law;

(e). - To open and close bank accounts on behalf of the Company, as well as to make deposits, and draw against them, and to appoint persons to draw against them;

(f). - Power to grant and delegate general and special powers, to revoke them and replace them, all or in part, according to the powers invested thereon, expressly including the power for the persons to which it grants such powers, in turn, to grant, delegate, replace or revoke them, all or in part, to third parties.

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ARTICLE THIRTY-FIVE - BIS - Special Voting Provisions and Corporate Governance Matters.

(A) Special Voting Provisions. Notwithstanding any provision to the contrary in these bylaws, the following matters must be approved in any case by (i) in the first place, the favorable vote of two thirds of the members of the Board of Directors of the Company, which once approved must be submitted to the consideration of the General Shareholders’ Meeting of the Company (in the understanding that regarding number iv. below, only one approval shall be required by the Board of Directors, regarding each potential acquisition, in each case, which meets the requirements of Article Seven hereof, with the voting quorum required in this Article, regarding said potential acquisition); and (ii) the shareholders of the Company, with the favorable vote of at least two thirds of the total outstanding shares of the Company, provided that they have the favorable vote of the majority of the shares subscribed and paid by the Mexican shareholders present, either in an Ordinary or Extraordinary Shareholders’ Meeting, as applicable, in accordance with applicable law:

i. Any amendment to the corporate bylaws of the Company, or of any of its subsidiaries that affects foreign investment, neutral investment or control.

ii. The (a) merger, or (b) sale, transfer or disposal of all or a material part of the assets to the benefit of a third party, either of the Company or of any of its subsidiaries.

iii. Any change to the nature of the business in which the Company or any of its subsidiaries are involved.

iv. Any acquisition, in a transaction or series of transactions, of two point five percent (2.5%) or more of the outstanding shares of the Company, by a competitor, including such cases in which the competitor is already a holder of shares that represent two point five percent (2.5%) or more of the total shares;

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v. The matters mentioned in fractions I, II, IV, V, VI and VII of Article 182 of the General Corporations Law; and

vi. Matters mentioned in Article 47 of the Securities Market Law.

(B) Best Corporate Practices. Without limiting or affecting any right, power or privilege of shareholders under the corporate bylaws o applicable law, the Company shall ensure that its governance abides by best practices, as interpreted by the Board of Directors, considering the context and circumstances from time to time current and taking as guideline the recommendations and principles contained in this article of the corporate bylaws; provided that, however, the recommendations, practices or principles contained in this article of the corporate bylaws are not mandatory for the Company, the shareholders, directors or officers of the Company or its subsidiaries, and compliance or not with such recommendations, principles or practices shall not affect in any way whatsoever the validity of the agreements of the Company, the shareholders, the Board of Directors or any Committee.

(C) Integration of the Board. The Shareholders’ Meeting, when appointing the Chairperson of the Board of Directors, shall ensure that the positions of Chairperson of the Board and Chief Executive Officer are occupied by different persons.

Before each Shareholders’ Meeting to resolve appointments, the Nominations and Compensations Committee shall ensure reviewing the information available for each candidate and include such information in the one available to shareholders.

(D) Activities of the Board. In addition to the power of the Board derived from these corporate bylaws and the applicable law, the Board shall (i) review the transactions with related parties with the aim of adequately addressing any conflicts of inters and protect the interests of the Company and its shareholders; and (ii) maintain policies on matters related to governance consistent with applicable law and international best practices, considering the circumstances of the Company from time to time.

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The Board may consider establishing specialized work teams or committees to support the Board of Directors regarding compliance with its functions.

Within the provisions of these bylaws and the applicable law, the Board shall ensure reviewing the corporate strategy, the relevant action plans, annual budgets and business plans and overseeing major capital investments, acquisitions and divestitures. The Executive Committee of the Company shall be subordinated to the Board of Directors.

(E) Communication with Shareholders. The Board of Directors must establish an internal mechanism for improving the communication between directors and shareholders.

(F) Calls to Shareholders’ Meetings. All calls to Shareholders’ Meetings must include matters clearly identified separately. The Company must make available the information related to each item with reasonable advance and without cost.

(G) Equal Treatment. Subject to the provisions in these corporate bylaws and the applicable laws, The Company must facilitate the exercise of the shareholders’ rights, including the right to vote of their shares. Shareholders must be provided with sufficient information in advance on the date, location and agenda of general meetings, as well as have available the information on the matters to be addressed in the meeting.

(H) Registration Rights. Any shareholder, who along with its affiliates or group of people with voting agreements o acting coordinated, prior approval under Article Seven hereof, whether holder of ten percent (10%) or more of the outstanding shares of the Company, shall be entitled to (i) participate in any public offering started by or conducted by the Company, and (ii) request the Company to support the intent of requesting shareholders in the sale of their shares through a public offering.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

I. Participation in Public Offers. If at any time, the Company proposes the sale of shares in a public offering, the Company must notify those shareholders holders of ten percent (10%) or more of the outstanding shares of the Company (a “Registered Shareholder”). The Company shall make its best efforts to include in the offer all shares and other securities property of the Registered Shareholders to notify the Company of their intent to participate within fifteen (15) days after the Company receives such notice. The Company must maintain the Registered Shareholder reasonably informs of the offer process.

In case the leading broker of any public offering considers limiting the number of shares that can participate in the public offer, then the securities subject matter of the sale by a Registered Shareholder shall be reduced pro rata. In such case, the Company must notify the Registered Shareholder of any limitation and on the number of shares of the offer that can be included in the offer by the Registered Shareholder.

II. Right to Registration Request. If at any time, the Company receives from a Registered Shareholder a written request in the sense that the Company undertakes a public offer of shares for one or all shares property of the Registered Shareholder, the Company will use its best efforts to carry out such public offering, in order to facilitate or allow the sale of said shares of the Registered Shareholder subject matter of the public offering.

Notwithstanding any provision to the contrary, the Company will not be bound to carry out any public offer process or present requests for offer o registration in jurisdictions other than Mexico. The Board of Directors shall decide on a case-by-case basis, if the Company participates in public offering processes, or to file applications for offering or registry abroad, if applicable, the terms in which it will participate.

The Company has the right to postpone any request for registration or offer, once in a twelve-month period, for up to 45 days, if in the opinion in good faith of the Board of Directors, would be detrimental for the Company to start the public offering or registration process.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

The Company will not grant any offer or registration rights regarding shares or securities in terms more favorable in any respect to the holders of said securities, than those contained in these corporate bylaws or with regard to which there is a conflict with the provisions of the offering or registration request.

ARTICLE THIRTY-SIX. - Functions of the Board of Directors. - The Board of Directors shall meet, at least, four (4) times during each fiscal year. The chairperson, the secretary or the assistant secretary of the Board of Directors or of the Audit and Corporate Practices Committee, as well as twenty-five percent (25%) of the Directors of the Company, may call a meeting of the Board of Directors and insert in the Agenda, prior to its delivery, as provided in the next paragraph, the items they deem appropriate.

Calls for meetings of the Board of Directors, in all cases, shall be sent by the chairperson, the secretary, or if applicable, by the assistant secretary, to each of the Directors of the Company, at least five (5) calendar days before the relevant meeting.

Such calls may be sent by e-mail or telefax to the fax numbers, or, if applicable, by courier to the addresses registered at the Secretariat of the Board of Directors of the Company, as long as the Director has not given the secretary written notice of changes of e-mail address, fax number or address, the calls sent in accordance with the registered information shall take full effect. Calls must contain the time, date, place and, if applicable, a list of the matters to be addressed in the relevant meeting.

The External Auditor of the Company may be called to the meetings of the Board of Directors, with voice, but without voting rights, and he/she must not be present regarding the items of the agenda in which he/she has conflict of interest, or which may compromise his/her independence.

Request the presence of the Key Executives and other persons, including the external auditors, who may provide elements for decision making in the meeting of the Board of Directors;

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The Board of Directors shall hold a meeting validly with the presence of the majority of its members, provided that, within these majority, at least the half shall be appointed by the Mexican investment. Resolutions shall be valid if they are approved by the majority of the attendees.

In case of tie, the Chairperson will have casting vote. At each meeting of the Board of Directors, minutes must be drafted, which shall be recorded in the Minute Book of the Meetings of the Board of Directors, and they shall be signed by the persons acting as chairperson and secretary, respectively. Copies or certificates of the minutes of the Meetings of the Board of Directors, and of the General Shareholders’ Meetings, as well as the records contained in the books and legal corporate records and, in general, of any document from the archives of the Company, may be authorized by the Secretary. Either one may appear before a notary public to notarize the aforementioned documents, without prejudice to having it done by any person authorized by the Board of Directors, or by the Shareholders’ Meetings. In general, in the absence of a specific delegate, both the chairperson of the Board of Directors or the secretary shall act as delegates for the execution of the resolutions, and they shall have the representation set forth in Article 148 of the General Corporations Law.

ARTICLE THIRTY-SEVEN. - Duty of Care of the Directors. - In the diligent exercise of their authority, the Directors shall act in good faith and in the best interest of the Company and of the entities it controls, for which purposes they may:

(a). - Request information from the Company and from the legal entities it controls, which is reasonably necessary for decision making;

(b). - Establish, with the prior opinion from the Audit and Corporate Practices Committee, guidelines that establish the way in which said requests shall be made and, if applicable, the scope of the information requests made by the Directors;

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(c). - Request the presence of the Key Executives and other persons, including the external auditors, who may provide elements for decision making in the meeting of the Board of Directors;

d). - Defer the meetings of the Board of Directors when a Director has not been called, or if it was not done on time or, if applicable, because he/she did not receive the information provided to the rest of the Directors. Such deferral shall be for up to three calendar days, and the Board of Directors may meet without the need for a new call, provided that the deficiency has been cured;

(e). - Discuss and vote, requesting that, if they wish so, only the members and the secretary of the Board of Directors be present;

The members of the Board of Directors, the Key Executives, and the rest of the persons that have representation powers of the Company, shall provide what is necessary to comply with the provisions of the Securities Market Law, following the provisions of Article 3 of said Law.

The information submitted to the Board of Directors of the Company by the Key Executives and other employees, both of the Company itself and of the legal entities that it controls, shall be subscribed and signed by the persons responsible for its contents and preparation.

The members of the Board of Directors and other persons that hold a job, position or commission in any of the legal entities controlled by the Company, or over which it has a significant influence, shall be discrete and shall keep the confidentiality established in applicable Law, when providing information as set forth herein, to the Board of Directors of the Company, regarding the aforementioned legal entities.

The members of the Board of Directors shall neglect their diligence duty, and shall be liable for responsibility, as provided in Article 33 of the Securities Market Law, when they cause asset damage to the Company or to the legal entities that it controls, or over which it has a significant influence, if any of the following assumptions is met:

(a). - If they refrain from attending, except if there is cause in the opinion of the General Shareholders’ Meeting, the meetings of the Board of Directors and, if applicable, of the committees to which they belong, and which due to their absence may not meet legally;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b). - If they do not disclose to the Board of Directors or, if applicable, to the committees to which they belong, relevant information that they are aware of, and which is necessary for appropriate decision making in said corporate bodies, except if they are legally or contractually bound to secrecy or confidentiality in such regard;

(c). - If they breach the duties imposed thereon by the Securities Market Law, or the c bylaws of the Company.

The responsibility consisting of compensation for damages caused to the Company, or the legal entities it controls, or over which it has significant influence, due to lack of diligence of the members of the Board of Directors of the Company, resulting from the acts they perform, or the decisions they make in the Board of Directors, or those they omit taking, if said corporate body cannot meet legally, shall be joint and several among those at fault for making the decision or causing that the aforementioned corporate body could not meet. Such compensation obligation may not exceed in any case, in one or more times, and for each fiscal year, the amount equivalent to the total of the fees that such persons have received from the Company, or the legal entities it controls, or those over which it has significant influence, in the last twelve months, provided that they are not wrongful or illegal acts, or in bad faith.

The Company shall compensate and hold harmless the members of the Board of Directors, regarding any responsibility they incur before third parties in due compliance of their duties, and shall pay the amount of the compensation for the damages caused by their acts to third parties, to the Company, or the legal entities it controls, or those over which it has a significant influences, except if they are wrongful or illegal acts, or in bad faith.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Additionally, the Company may take to the benefit of the members of the Board of Directors, insurance, surety bonds or guarantees that cover the amount of the compensation for damages caused by their acts to the Company, or the legal entities it controls, or those over which it has significant influence, except if they are wrongful or illegal acts, or in bad faith.

ARTICLE THIRTY-EIGHT. - Duty of Loyalty. - The members and the secretary of the Board of Directors must keep confidentiality with regard to the information and the matters they are aware of by reason of their position in the Company, when said information or matter are not of public domain.

The members and, if applicable, the secretary of the Board of Directors having any conflict of interest in any matter, must refrain from participating and being present in the discussion and voting of said matter, without it affecting the quorum required for installing said Board Meeting.

The Directors shall be jointly liable with those who preceded them in the position, for the irregularities in which they may have incurred if, having knowledge of them, they fail to disclose them before both the Audit and Corporate Practices Committee and the external auditor. Likewise, such Directors are bound to disclose before the Audit and Corporate Practices Committee and the external auditor, all irregularities of which they may become aware during his/her tenure and that are related to the Company its subsidiaries or entities in which the Company has significant influence.

The members and secretary of the Board of Directors will breach their duty of loyalty to the Company and, therefore, shall be liable for the damages and losses of profits caused to the Company, the entities it controls or the entities in which the Company has significant influence if, without legitimate cause, by virtue of their position, they obtain economic benefits for themselves or for any third party, including a certain Shareholder or group of Shareholders.

Likewise, the members of the Board of Directors will breach their duty of loyalty to the Company, the entities it controls or the entities in which the Company has significant influence, being liable for the damages and losses of profits caused to any of them, if they incur in any of the following conducts:

(a). - Vote at the meetings of the Board of Directors or take decisions related to the estate of the Company, the entities it controls or the entities in which the Company has significant influence, while in conflict of interest;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b). - Fail to disclose, at the meetings of the Board of Directors or the committees of which they are members, the conflicts of interest they may have regarding the Company, the entities it controls or the entities in which the Company has significant influence. The Directors must specify the details of the conflict of interest, except when they are legally or contractually bound to secrecy or confidentiality;

(c). - Knowingly favor certain Shareholder or group of Shareholders of the Company, the entities it controls or the entities in which the Company has significant influence, in detriment or prejudice of the other Shareholders;

(d). - Authorize the transactions executed between the Company, the entities it controls or the entities in which the Company has significant influence, and related parties, without complying with the requirements established under the Securities Market Law;

(e). - Benefit for themselves or approve in favor of third parties, the use or enjoy the estate of the Company or the legal entities it controls, in breach of the policies approved by the Board of Directors;

(f). - Misuse relevant information which is not of public domain, regarding the Company or the legal entities it controls or on which it has material influence;

(g). - Take profit or exploit, for their own benefit or in favor of third parties, without waiver from the Board of Directors, business opportunities that correspond to the Company or the legal entities it controls or on which it has material influence.

For such purpose, it shall be considered, except otherwise proven, that a business opportunity corresponding to the Company or the legal entities it controls or on which it has material influence is taken or exploited when the Director, direct or indirectly, performs activities that:

(a). - Are part of the ordinary course of business of the Company or the legal entities it controls or on which it has material influence;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b). - Imply the execution of a transaction or a business opportunity originally addressed to the Company or the legal entities mentioned in the previous paragraph;

(c). - Involve or intend to involve commercial or business projects to be developed by the Company or the legal entities stated in paragraph (a) above, provided that the Board has had previous knowledge about them.

The provisions in the first paragraph of Article 35 of the Securities Market Law, as well as sections V to VII thereof, shall also apply to the persons exercising a management authority (as defined in the Securities Market Law) in the Company.

The members and secretary of the Board of Directors and the persons exercising management power in the Company must refrain from performing any of the behaviors listed below:

(a). - Produce, disclose, publish or promote information to the public of the Company or the legal entities it controls or where it has material influence, or either on the securities of any of them, knowing it is false or induces to error, or ordering any such behavior to be carried out;

(b). - Order or cause the failure to register transactions entered by the Company or its subsidiaries, as well as alter or order the alteration of registers in order to conceal the real nature of the executed transactions, affecting any concept of the financial statements;

(c). - Conceal, fail to disclose or cause the conceal of or failure to disclose relevant information which must be disclosed to the investing public, the Shareholders or the investors in accordance with the Securities Market Law, except when the applicable law allows its deferral;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(d). - Order or accept that false data are entered in the accounting of the Company or the legal entities it controls. It will be assumed, except proven otherwise, that the data included in the accounting are false when the authorities, in excising their powers, require information related to accounting records and the Company or legal entities it controls do not have it, and the information supporting the accounting records cannot be accredited;

(e). - Destroy, amend or order the destruction or amendment, total or partial, of accounting systems or records or the documentation giving rise to accounting entries of the Company or the legal entities it controls, prior to the expiration of the preservation legal terms and with the purpose of hiding their recording or evidence;

(f). - Destroy or order the destruction, total or partial, of information, documents or files, even in electronic format, with the purpose of preventing or obstructing the supervisory acts of the Commission;

(g). - Destroy or order the destruction total or partial, of information, documents or files, even in electronic format, with the purpose of manipulating or hiding data or information concerning the Company to those having a legal interest to know them;

(h). - Present to the Commission false or altered documentary information, in order to hide the true content or context;

(i). - Alter active or passive accounts or the conditions of the agreements, maker or order to have inexistent transactions or expenses recorded, exaggerate the real ones or intentionally perform any act or operation that it is illegal or prohibited by law, causing in any of such assumptions a loss or damage to the patrimony of the Company in fault or the legal entities controlled thereby, to his own economic benefit, either directly or through a third party.

The responsibility consisting in indemnifying for damages caused due to such acts, facts or omissions referred to in Article 34, 35, and 36 of the Securities Market, shall be jointly shared among those guilty who have adopted the decision and shall be enforceable as a

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

consequence of damages caused. The relevant indemnity must cover damages caused to the Company or legal entities it controls or on which it has a material influence and, in any case, those guilty with the removed from their office.

ARTICLE THIRTY-NINE. - Liability Actions. - The liability derived from the acts referred to in the previous articles shall be exclusively in favor of the Company or the legal entity it controls or on which it has material influence, which suffers the patrimonial damage and will be governed by the provisions of Articles 38, 39, 40, and other applicable of the Securities Market Law, and other applicable provisions.

ARTICLE FORTY. - Resolutions Adopted in Lieu of a Board of Directors Meeting. - The Board of Directors, without need of holding a meeting, may adopt resolutions by unanimous votes of the number of Directors equal to the number of regular directors appointed in the last General Ordinary Shareholders’ Meeting, who may be directors or alternates, provided such resolutions are confirmed in writing by all the Directors that have participated thereat. The text of such resolutions will be entered in the relevant minutes book, with the signature of the Secretary of the Board of Directors.

ARTICLE FORTY-ONE. - Committees. - The board of directors, for the performance of the functions that are assigned thereto by these bylaws and the Securities Market Law, shall have the support of one or more committees that are created for such purpose. Without prejudice to the power of the Board of Directors or the General Ordinary Shareholders’ Meeting to create other operating committees, the Board of Directors shall have an executive committee, and audit and corporate practices committee, and a nominations and compensations committee.

ARTICLE FORTY-TWO. - Executive Committee. - The Board of Directors must appoint annually among its members those members to be part of the Executive Committee, which shall have the powers determined by the Board of Directors from time to time and the following organization and operations rules:

The Executive Committee shall be comprised by the members determined by the Board of Directors upon proposal of its members, provided that such proposal shall be made by, at least, the majority of the members of the board of directors appointed by the Mexican investment.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

The Executive Committee shall operate as a collegiate body. The Board of Directors or the Executive Committee itself shall establish the schedule for the Meetings and, notwithstanding, it must meet at any other time upon request of the Board of Directors or the chairperson of the Executive Committee. The calls to meetings of the Executive Committee shall be signed by the chairperson and will be sent with at least five calendar days in advance, to the address of the members of the Executive Committee or such place where the members themselves state in writing, or by telefax, e-mail or any other means that ensures it is received by the addressee.

Minutes will be drafted for each meeting of the Executive Committee including the name of the attendees, the relevant discussions, the way in which the votes were issued, and the resolutions taken. Minutes will be drafted and signed by the chairperson of the Committee. The resolutions of the Executive Committee must be notified to the Board of Directors with the frequency it states.

For the meetings of the Executive Committee to be valid, at least the majority of its members must be present, either directors or alternates, and the decisions will be taken by majority of votes of the members present; in case of a tie, the chairperson of the Executive Committee shall have casting vote. The Executive Committee, without need of holding a meeting, may adopt resolutions by unanimous vote of the number of members equal to the directors appointed, who could be themselves or their alternates, provided that such resolutions are confirmed in writing and minutes are signed by all the members.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

The Chairperson of the Executive Committee may carry out, among other, the management, direction and execution functions of the businesses of the Company and the legal entities that it controls, as well as the management, direction and execution of the business objectives of the Company, according to the strategies, policies, and guidelines determined and approved by the Board of Directors. For such purposes, the Chairperson of the Executive Committee shall have the powers and limitations granted to the Chief Executive Officer stated in Article 45 below.

ARTICLE FORTY-THREE. - Audit and Corporate Practices Committee. - The Board of Directors must designate every year among its members the ones that will comprise the body in charge of the Audit and Corporate Practices matters under the terms of the Securities Market Law that, in the Company will be consolidated in to one Audit and Corporate Practices Committee, which shall have the following powers and organization and operation rules:

A) Powers.

I. - Regarding Corporate Practices:

(a). - Provide an opinion to the Board of Directors regarding the matters that are relative thereto under the Securities Market Law and these bylaws;

(b). - Request the opinion from independent experts when it deems convenient, for the adequate performance of these functions or when it is required under the Securities Market Law or general provisions;

(c). - Call General Shareholders’ Meetings and include in the Agenda for such meetings the items deemed convenient;

(d). - Support the Board of Directors in preparing the reports referred to in Article 28, section IV, paragraphs d) and e) of the Securities Market Law;

(e). - Present recommendations to the Nominations and Compensations Committee regarding the removal of the members of the Board of Directors of the Company and its subsidiaries, as well as officers thereof due to violations to the provisions of these corporate bylaws or any legal ordinance applicable to the Company;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(f). - Any other established in the Securities Market Law or foreseen in these Corporate Bylaws, according to the functions assigned thereto by this legal ordinance;

II. - In Audit matters:

(a). - Provide an opinion to the Board of Directors regarding the matters that relate thereto under these Bylaws;

(b). - Evaluate the performance of the legal entity providing the External Audit services, as well as analyzing the report, opinions, and other reports prepared and signed by the External Auditor. For such purpose, the Committee may require the presence of such Auditor when it deems convenient, without prejudice that the Committee must meet with the Auditor at least once every year;

(c). - Discuss the financial statements of the Company with the persons responsible of their preparation and review, and based on such information recommend or not its approval to the Board of Directors;

(d). - Inform the Board of Directors on the status of the internal control system and the internal audit of the Company or the legal entities it controls, including any irregularities detected, if any;

(e). - Prepare the opinion referred to in Article 28, section IV, paragraph c) of the Securities Market Law, and submit it to the consideration of the Board of Directors for its further presentation to the general shareholders’ meeting, getting the support, among other elements, from the opinion of the External Auditor. Such opinion must state, at least, the following:

I. - If the accounting and information policies and criteria followed by the Company are adequate and sufficient, taking into consideration its specific circumstances;

II. - If said policies and criteria have been consistently applied in the information presented by the Chief Executive Officer;

III. - If as a consequence of numbers I and II above, the information presented by the Chief Executive Officer reasonably reflects the financial situation and the income of the Company;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(f). - Support the Board of Directors in the preparation of the reports referred to in Article 28, section IV, paragraph d) and e) of the Securities Market Law;

(g). - Supervise that the transactions referred to in Articles 28, section III and 47 of the Securities Market Law are carried out in compliance with the provisions included therein, as well as the policies derived therefrom;

(h). - Request the opinion from independent experts in the cases it deems convenient, for the adequate performance of its functions, or when require according to the Securities Market Law or general provisions;

(i). - Require from the Relevant Officers or other employees of the Company or the legal entities it controls, reports regarding the preparation of the financial information and any other it deems necessary for the exercise of its functions;

(j). - Investigate any possible non-compliance it is aware of, in the operations, guidelines, and policies of operation, internal control system and internal audit, as well as accounting records, either of the Company or the legal entities it controls, for which it must examine the documentation, records and other verification evidences in the degree and extension it is necessary to carry out such supervision;

(k). - Receive observations made by shareholders, Directors, Relevant Officers, employees and, in general, any third party, regarding the matters referred to in the previous item, as well as perform any actions it deems relevant regarding such observations;

(l). - Request periodic meeting with the Relevant Officers, as well as the delivery of any type of information related to internal control and internal audit of the Company or the legal entities it controls;

(m). - Inform the Board of Directors of any nature irregularities detected due to the exercise of its functions and, if appropriate, of the corrective actions adopted or propose to be applied;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(n). - Call General Shareholders’ Meetings and request to have inserted in the Agenda of such meetings the items they deem convenient;

(o). - Supervise that the Chief Executive Officer complies with the agreements of the General Shareholders’ Meetings and the meetings of the Board of Directors of the Company, according to the instructions that, if any, are given by said Meeting or the Board of Directors;

(p). - Supervise that there are mechanisms and internal controls that allow verifying that the acts and transactions of the Company and of the legal entities it controls, abide by the applicable regulations, and implement methodologies that allow reviewing compliance with the above;

(q). - Any other that these Corporate Bylaws or the Securities Market Law establish, according to the functions assigned by this legal ordinance.

(B). - Organization and Operation.

The Audit and Corporate Practices Committee will be made up by, at least, three (3) members determined by the Board of Directors upon suggestion of the chairperson of said body, who must exclusively be independent Directors.

When for any reason the minimum number of members of the Audit and Corporate Practices Committee is not complete and the Board of Directors had not appointed interim Directors as set forth in Article 30 of the corporate bylaws, any shareholder may request the Chairperson of the Board of Directors to call within three calendar days, a General Shareholders’ Meeting so that it carries out the relevant appointment. If the call is not made within the term stated, any shareholder may appear before the judicial authority of the address of the Company, for it to make the call. Should the meeting not be held or if held it does not make the appointment, the judicial authority of the address of the Company, upon request and at the proposal of any shareholder, shall appoint the Directors that are necessary, who will hold office until the General Shareholders’ Meeting makes the final appointment.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

The chairperson of the Audit and Corporate Practices Committee respectively, shall be appointed and/or removed from office solely by the General Shareholders’ Meeting. Said chairperson may not preside the Board of Directors and must be chosen based on his/her experience, recognized capacity and professional prestige. Likewise, he/she must prepare and annual report on the activities corresponding to such Committee and present it to the Board of Directors. Such report shall include, at least, aspects stated in fraction I and II of Article 43 of the Securities Market Law regarding corporate practices and audit, respectively.

In order to prepare the report referred to herein: as well as the opinions stated in Article 42 of the Securities Market Law, the Audit and Corporate Practices Committee must listen to the Relevant Officers; in case of a difference in opinion from the latter, such differences will be included in the reports and opinions.

The Audit and Corporate Practices Committee shall operate as a collegiate body. The Audit and Corporate Practices Committee shall not perform any administration activities or those reserved by law or by the Corporate Bylaws to the Shareholders’ Meeting or the Board of Directors. The powers of the Audit and Corporate Practices Committee may not be delegated to any individual. However, the Committee may designate a person to execute specific acts.

The Audit and Corporate Practices Committee shall fix the schedule for its meetings and, notwithstanding the above, shall meet at any other time upon request of the Board of Directors, its chair, or the chairperson of the Audit and Corporate Practices Committee. The calls for the meetings of the Audit and Corporate Practices Committee shall be signed by the chairperson and shall be sent at least five calendar days in advance to the address of the members of the Audit and Corporate Practices Committee or the place where such members indicate in writing, or by telefax or any other means ensuring the addressee will receive it.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

Minutes shall be drafted for each meeting of the Audit and Corporate Practices Committee indicating the name of the attendees, the corresponding discussions, the way in which the vote was exercised, and the resolutions taken. Minutes will be drafted and signed by the chairperson of the Committee. The resolutions of the Audit and Corporate Practices Committee shall be notified to the Board of Directors with the frequency it indicates.

For the meetings of the Audit and Corporate Practices Committee to be valid, at least the majority of its members must be present, whether regular or alternate, and the decisions shall be taken by the majority of votes of the members present; in case of a tie, the chairperson of the Audit and Corporate Practices Committee shall have casting vote. The Audit and Corporate Practices Committee, without need of holding a meeting, may adopt the resolutions by unanimous votes of the number of members equal to the number of regular members appointed, whether they are members of alternates, provided such resolutions are confirmed in writing and the minutes are signed by all its members.

ARTICLE FORTY-FOUR. - Nominations and Compensations Committee. - The Board of Directors must designate every year among its members those to be part of the Nominations and Compensations Committee, which shall have the following powers and organization and operation rules:

(A) Powers.

(a). - Propose to the Shareholders’ Meeting of the Company, a list of names of the persons who, at its discretion, prior interview, if deemed necessary, made by the Committee, should be part of the Board of Directors of the Company, considering for such proposal, the names of the members of the board of directors previously appointed y by writing by, at least, the majority of the Mexican investment y for any group that represent 10% or more of the outstanding shares;

(b). - Propose the Shareholders’ Meeting or the Board of Directors, as applicable, the remunerations that will correspond both to the members of the Board of Directors and the Committees of the Company, as well as the members of the Board of Directors and Statutory Auditor of its subsidiaries;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(c). - Having heard the opinion or based on the proposal of the Audit and Corporate Practices Committee, present to the consideration of the Shareholders’ Meeting of the Company, the removal of the members of the Board of Directors of the Company, as well as officers thereof;

(d). - Present to the Board of Directors and the Shareholders’ Meeting, a report regarding its activities, at least every year, or when requested, or when, at its own discretion, it should be provided to the Board of Directors and the Shareholders’ Meeting; and

(e). - Any other corresponding thereto according to these corporate bylaws and those assigned by the Board of Directors;

B). - Organization and Operation.

The Nominations and Compensations Committee shall be comprised of at least three (3) and maximum seven (7) members determined by the Board of Directors upon proposal by, at least, the majority of the members appointed by the Mexican investment.

The Nominations and Compensations Committee shall operate as a collegiate body. The Board of Directors or the Executive Committee itself shall establish the schedule for the meetings and, notwithstanding, it must meet at any other time upon request of the Board of Directors or the chairperson of the Nominations and Compensations Committee. The calls to meetings of the Nominations and Compensations Committee shall be signed by the chairperson and will be sent with at least five calendar days in advance, to the address of the members of the Nominations and Compensations Committee or such place where the members themselves state in writing, or by telefax, e-mail or any other means that ensures it is received by the addressee.

Minutes shall be drafted for each meeting of the Nominations and Compensations Committee indicating the name of the attendees, the corresponding discussions, the way in which the vote was exercised, and the resolutions taken. Minutes will be drafted and signed by the chairperson of the Committee. The resolutions of the Nominations and Compensations Committee shall be notified to the Board of Directors with the frequency it indicates.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

For the meetings of the Nominations and Compensations Committee to be valid, at least the majority of its members must be present, whether regular or alternate, and the decisions shall be taken by the majority of votes of the members present; in case of a tie, the chairperson of the Nominations and Compensations Committee shall have casting vote. The Nominations and Compensations Committee, without need of holding a meeting, may adopt the resolutions by unanimous votes of the number of members equal to the number of regular members appointed, whether they are members of alternates, provided such resolutions are confirmed in writing and the minutes are signed by all its members.

ARTICLE FORTY-FIVE. - Chief Executive Officer. - The functions of the management, direction and execution of the business of the Company and the legal entities it controls, shall be the responsibility of the Chief Executive Officer, as established in this article, abiding by the strategies, policies and guidelines approve by the Board of Directors.

The Chief Executive Officer, for the compliance of his/her functions, shall have the broadest powers to represent the Company in acts of administration and litigation and collections, including special powers that according to law require special clause. In terms of the provisions of Article 28, fraction VIII of the Securities Market Law, the Chief Executive Officer will require the authorization from the Board of Directors to exercise any act of ownership, contract indebtedness on behalf of the Company, or execute transactions outside the ordinary course of business on behalf of the Company.

The Chief Executive Officer, without prejudice of that stated above, must:

(a). - Submit for approval of the Board of Directors, the business strategies of the company and legal entities it controls, based on the information that the latter provide;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b). - Comply with the agreements of the shareholders’ meetings and the Board of Directors, according to the instructions that, as appropriate, provides the meeting or the Board of Directors;

(c). - Propose to the Audit and Corporate Practices Committee the guidelines of the internal control and internal audit system of the Company and the legal entities it controls, as well as execute the guidelines approved for such purpose by the Board of Directors;

(d). - Subscribe the information relevant to the Company, along with the Relevant Officers in charge of their preparation, in the area of their competence;

(e). - Disseminate relevant information and events that must be disclosed to the public, abiding by the provisions of the Securities Market Law;

(f). - Complies with the provisions regarding the execution of transactions for the purchase or placement of shares of the Company;

(g). - Exercise, by himself/herself or through the empowered delegate, in the area of competence or by instruction of the Board of Directors, any corrective and responsibility actions that may be deemed convenient;

(h). - Verify that the capital contributions made by the partners are realized, if any;

(i). - Comply with all legal and statutory requirements established with regard to dividends to be paid to shareholders;

(j). - Ensure that the accounting, recording, filing and information systems of the Company are kept;

(k). - Prepare and present to the Board of Directors the report referred to in Article 172 of the General Corporations Law, except for that stated in paragraph (b) of such legal precept;

(l). - Establish internal mechanism and controls that allow verifying that the acts and transactions of the Company and the legal entities it controls, have observed all applicable regulations, as well as following up the results of those internal mechanisms and controls and take the steps that are necessary, as applicable;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(m). - Exercise the responsibility actions, against related persons or third parties that presumably have caused damage to the Company or the legal entities it controls, or where it has material influence, except for the determination of the Board of Directors and prior opinion of the Audit and Corporate Practices Committee, the damage caused is not relevant;

(n). - Any other established by the law or foreseen in the corporate bylaws.

The Chief Executive Officer, for the exercise of his/her functions and activities, as well as for the due compliance of the obligations that these or other laws established, will be supported by the Relevant Officers appointed for such effect and any other employee of the Company or the legal entities it controls.

The Chief Executive Officer, in the management, direction and execution of the businesses of the Company, must provide the necessary so that the legal entities that the Company controls comply with that stated in Article 31 of the Securities Market Law.

The reports related to the financial statements and the financial, administrative, economic and legal information referred to in Article 104 of the Securities Market Law, must be signed, at least, by the Chief Executive Officer and other Relevant Officers that are the heads of the finance and legal areas, or their equivalent, within their respective competences. Likewise, this information must be provided to the Board of Directors for its consideration and, as applicable, approval, with the support documentation.

The Chief Executive Officer and other Relevant Officers shall be subject to the provision in Article 29 of the Securities Market Law, in their respective competences, and they shall respond for any damages derived from the functions related thereto. Likewise, any exclusions and limitations of responsibility referred to in Articles 33 and 40 of the Securities Market Law, as applicable, shall apply to them.

Additionally, the Chief Executive Officer and other Relevant Officers shall be responsible for damages that are caused to the Company or the legal entities it controls, due to:

(a). - Lack of timely and diligent attention, for causes that are imputable thereto, of the requests for information and documentation that in their area of competence are required by the directors of the Company;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b). - The presentation or disclosure, knowingly, or false information or misrepresentations;

(c). - The update of any of the behaviors foreseen in Articles 35, fractions III and IV to VII and 36 of the Securities Market Law, being applicable of the provision of Article 37 to 39 of said legal system.

CHAPTER FIVE

SURVEILLANCE OF THE COMPANY

ARTICLE FORTY-SIX. - Surveillance. - The surveillance of the management, direction and execution of the business of the Company and the legal entities it controls, considering the relevance the latter may have in the financial, administrative and legal situation of the Company, shall be entrusted to the Board of Directors, and the Audit and Corporate Practices Committee, as well as the legal entities that performs the external audit of the Company, each in the area of their corresponding competences, as stated in the Securities Market Law.

CHAPTER SIX

CORPORATE YEARS AND DISTRIBUTION OF PROFITS

ARTICLE FORTY-SEVEN. - Corporate Year. - The corporate year shall be of twelve (12) months; it shall start on January 1 and will end on the last day of December of the same year.

ARTICLE FORTY-EIGHT. - Distribution of Profit. - Upon deduction of any concepts that pursuant to the Law shall be deducted or separated, the net profits showed by the financial statements duly approved by the General Shareholders’ Meeting, will be applied as follows:

(a). - A minimum of 5% (five percent) will be annually separated, to fund the legal reserve, until it reaches at least 20% (twenty percent) of the capital stock;

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

(b). - Likewise, the amount necessary to build the necessary or convenient reserve funds will be deducted; and

(c). - The remaining profits if any, may be distributed among the shareholders in proportion of their participation in the capital stock or applied in the amounts, terms and dates that for such purpose determines the Ordinary Shareholders’ Meeting, provided that the Company maintains a ratio of cash and cash equivalence versus revenues superior to the amount determined by the General Ordinary Shareholders’ Meeting.

CHAPTER SEVEN

DISSOLUTION AND LIQUIDATION

ARTICLE FORTY-NINE. - Dissolution. - The Company shall be dissolved in the cases established in Article 229 of the General Corporations Law.

ARTICLE FIFTY. - Liquidation. - Liquidation of the Company shall take place according to Chapter XI of the General Corporations Law.

ARTICLE FIFTY-ONE. - Appointment of Liquidators. - Once the Company is dissolved, the General Shareholders’ Meeting will appoint by majority of votes one or more liquidators, establishing the remuneration he/she shall earn.

ARTICLE FIFTY-TWO. - Meetings for Liquidation. - During the liquidation period, the General Shareholders’ Meeting shall be called and held as foreseen in these corporate bylaws. Liquidators shall have the same powers and obligations that in the normal course of business of the Company, corresponding to the Board of Directors, with special requirements derived from the liquidation status.

ARTICLE FIFTY-THREE. - Registration of Liquidators. - While the appointment of liquidators has not been recorded in the Public Registry of Commerce and they have not taken office, the Board of Directors and the Chief Executive Officer of the Company, shall continue performing their office, but may not start new operations after having been approved by the General Shareholders’ Meeting the resolution for the dissolution of the Company or that the existence of the legal cause therefor has been proven.

Confidential Treatment Requested Pursuant to 17 C.F.R. Section 200.83

CHAPTER EIGHT

APPLICABLE LAWS AND INTERPRETATION, COMPETENT COURTS

ARTICLE FIFTY-FOUR. - Applicable Laws and Competence Courts. - Any construction related to the provisions in these corporate bylaws shall be made according to applicable laws in Mexico including the provisions of the Securities Market Law, the general provisions issued by the National Banking and Securities Commission, the General Corporations Law and other sources referred to in Article 5 of the Securities Market Law and for the case of interpretation or dispute thereof, the courts of the corporate address of the Company shall be competent.

ARTICLE FIFTY-FIVE. - Terms. - Except as otherwise required, or if there is an express definition in these bylaws, the terms used herein must be interpreted according to the terms defined in applicable laws”.